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Rule 424(b)(5)
Registration No. 333-212597

Calculation of Registration Fee

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

1.800% Notes Due 2020	$750,000,000	99.884%	$749,130,000

Floating Rate Notes Due 2020	$500,000,000	100.000%	$500,000,000

2.950% Notes Due 2027	$750,000,000	99.629%	$747,217,500

Total	$2,000,000,000		$1,996,347,500	$231,376.68

(1)
Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act").

Pricing Supplement No. 2
(To Prospectus Supplement dated July 20, 2016 and
Prospectus dated July 20, 2016)

$500,000,000 Floating Rate Notes Due 2020	$750,000,000 2.950% Notes Due 2027
Issue price: 100.000%	Issue price: 99.629%
$750,000,000 1.800% Notes Due 2020
Issue price: 99.884%

         The Floating Rate Notes Due 2020 (the "Floating Rate Notes") will mature on June 5, 2020, the 1.800% Notes Due 2020 (the "2020 Notes") will mature on June 5, 2020 and the 2.950% Notes Due 2027 (the "2027 Notes" and, together with the 2020 Notes, the "Fixed Rate Notes;" the Floating Rate Notes and the Fixed Rate Notes are hereinafter collectively called the "Notes") will mature on June 15, 2027.

         The Floating Rate Notes will bear interest at a rate per annum equal to three-month U.S. dollar LIBOR (as defined in the accompanying prospectus supplement) plus 19 basis points, accruing from June 6, 2017 and reset quarterly, determined as provided in this pricing supplement and the accompanying prospectus supplement. We will pay interest on the Floating Rate Notes on each March 5, June 5, September 5 and December 5, commencing on September 5, 2017, subject to adjustment as provided in the accompanying prospectus supplement if any such day is not a business day (as defined in the accompanying prospectus supplement), and at maturity. We will pay interest on the 2020 Notes on each June 5 and December 5, commencing on December 5, 2017. We will pay interest on the 2027 Notes on each June 15 and December 15, commencing on December 15, 2017. The Floating Rate Notes, the 2020 Notes and the 2027 Notes will be part of a single series of our senior debt securities under the indenture (as defined in the accompanying prospectus supplement) designated as Medium-Term Notes, Series G. The Floating Rate Notes, the 2020 Notes and the 2027 Notes are sometimes referred to, individually, as a "tranche" of Notes. The Floating Rate Notes will not be subject to redemption at our option. The Fixed Rate Notes of each tranche may be redeemed, in whole or in part, at our option, at any time or from time to time prior to their final maturity date, at the redemption prices described in this pricing supplement under "Description of the Notes—Optional Redemption". The Notes will be offered and sold in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

         See "Risk Factors" beginning on page S-4 of the accompanying prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in the Notes.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Disney, Before Expenses

Per Floating Rate Note	100.000%	0.200%	99.800%

Total	$500,000,000(1)	$1,000,000	$499,000,000

Per 2020 Note	99.884%	0.200%	99.684%

Total	$749,130,000(1)	$1,500,000	$747,630,000

Per 2027 Note	99.629%	0.450%	99.179%

Total	$747,217,500(1)	$3,375,000	$743,842,500

(1)
Plus accrued interest, if any, from and including June 6, 2017.

         The underwriters expect that delivery of the Notes will be made to investors on or about June 6, 2017 in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., as operator of the Euroclear System.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman Sachs & Co. LLC

Credit Suisse	Mizuho Securities	RBC Capital Markets

Co-Managers

BNY Mellon Capital Markets, LLC	ICBC Standard Bank

Loop Capital Markets	Santander	The Williams Capital Group, L.P.

Junior Co-Managers

Academy Securities	CastleOak Securities, L.P.	MFR Securities, Inc.	Mischler Financial Group, Inc.

June 1, 2017

        You should rely only on the information contained or incorporated by reference in this pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any underwriter is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this pricing supplement, the accompanying prospectus supplement and prospectus, any document incorporated or deemed to be incorporated by reference in the accompanying prospectus and any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the respective dates of those documents.

        References in this pricing supplement to "Disney," "the Company," "we," "us," "our" and similar references refer to The Walt Disney Company, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. In this pricing supplement and the accompanying prospectus supplement and prospectus, references to "U.S. dollars," "dollars," "$" and "U.S.$" are to the currency of the United States of America.

        The information set forth in this pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus is directed to prospective purchasers of Notes who are United States residents, except to the extent expressly set forth in "Material United States Federal Income Tax Considerations" in the accompanying prospectus supplement. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payment of principal of, or any premium or interest on, Notes. Such persons should consult their financial and legal advisors with regard to these matters.

        This pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus do not constitute an offer of Notes to the public in the United Kingdom. No prospectus has been or will be approved in the United Kingdom in respect of the Notes. The communication of this pricing supplement, the accompanying prospectus supplement and prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying prospectus supplement or prospectus or any related free writing prospectus or any of their contents.

DESCRIPTION OF THE NOTES

General

        The Floating Rate Notes, the 2020 Notes and the 2027 Notes will be part of a single series of the Company's senior debt securities (as defined in the accompanying prospectus) under the indenture (as defined in the accompanying prospectus supplement) designated as Medium-Term Notes, Series G. The Floating Rate Notes, the 2020 Notes and the 2027 Notes are sometimes referred to, individually, as a "tranche" of Notes. The following summary of some of the provisions of the Notes and the indenture supplements and, to the extent inconsistent, replaces, and should be read together with, the general description of some of the provisions of the Company's Medium-Term Notes, Series G and the indenture appearing in the accompanying prospectus supplement under "Description of the Notes" and in the accompanying prospectus under "Description of Debt Securities." The following summary is not complete and is subject to, and qualified in its entirety by reference to, the indenture and the forms of the Notes, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this pricing supplement is a part or as exhibits to documents incorporated by reference in the accompanying prospectus.

        We are issuing $500,000,000 aggregate principal amount of Floating Rate Notes, $750,000,000 aggregate principal amount of 2020 Notes and $750,000,000 aggregate principal amount of 2027 Notes, in each case subject to our right from time to time, without the consent of holders of such Notes, to issue additional Notes of any such tranche as described in the accompanying prospectus supplement under "Description of the Notes—Additional Notes."

        The Floating Rate Notes will be "floating rate notes" as defined in the accompanying prospectus supplement and will mature on June 5, 2020. The Floating Rate Notes will bear interest at a rate per annum equal to three-month U.S. dollar "LIBOR" plus 19 basis points (which, as described below, is the "spread" applicable to the Floating Rate Notes), accruing from June 6, 2017 and reset quarterly, determined as provided below and in the accompanying prospectus supplement. The "base rate" applicable to the Floating Rate Notes will be "LIBOR," determined on the basis of an "index maturity" of three months and an "index currency" of U.S. dollars. The "spread" used to determine the interest rate on the Floating Rate Notes will, as described above, be plus 19 basis points. The "LIBOR page" used to determine the interest rate on the Floating Rate Notes will be the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The "interest reset period" applicable to the Floating Rate Notes will be quarterly and the "interest reset dates" will be each March 5, June 5, September 5 and December 5, commencing September 5, 2017, subject to adjustment as provided in the accompanying prospectus supplement if any such date is not a "business day." Terms set forth in quotation marks in this paragraph and the immediately following four paragraphs (other than the term Floating Rate interest payment date) have the respective meanings set forth in the accompanying prospectus supplement.

        The "initial interest rate" on the Floating Rate Notes, which will be applicable for the period from and including June 6, 2017 to but excluding the "interest reset date" falling in September 2017, will be 1.41250% per annum. The interest rate on the Floating Rate Notes will be reset on each "interest reset date," beginning with the "interest reset date" falling in September 2017, as provided in the accompanying prospectus supplement and this pricing supplement.

        Interest on the Floating Rate Notes will be payable quarterly in arrears on each March 5, June 5, September 5 and December 5 (each, a "Floating Rate interest payment date"), commencing on September 5, 2017, subject to adjustment as provided in the accompanying prospectus supplement if any such date is not a "business day," and at "maturity." The interest payable on the Floating Rate Notes on any Floating Rate interest payment date will be paid to the persons in whose name the Floating Rate Notes (or one or more predecessor Floating Rate Notes) are registered at the close of business on the fifteenth day (whether or not a "business day") immediately preceding such Floating Rate interest payment date; provided, however, that interest payable at "maturity" of the Floating Rate Notes shall be payable to the persons to whom principal shall be payable.

        The calculation of the interest rate on the Floating Rate Notes will be made by Wells Fargo Bank, National Association, as "calculation agent." Any such calculation by the "calculation agent" shall be conclusive and binding on us, the trustee under the indenture and the holders of the Floating Rate Notes absent manifest error.

        We will not have the option to change the "spread", or the method of calculation of interest, on the Floating Rate Notes as described in the accompanying prospectus supplement under the caption "Description of the Notes—Subsequent Interest Periods."

        The 2020 Notes will be "fixed rate notes" as defined in the accompanying prospectus supplement, will mature on June 5, 2020 and will bear interest from June 6, 2017 at the rate of 1.800% per annum. The 2027 Notes will be "fixed rate notes" as defined in the accompanying prospectus supplement, will mature on June 15, 2027 and will bear interest from June 6, 2017 at the rate of 2.950% per annum. Interest on the 2020 Notes and the 2027 Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the 2020 Notes will be payable semiannually in arrears on June 5 and December 5 of each year, commencing on December 5, 2017, to the persons in whose names the

2020 Notes (or one or more predecessor 2020 Notes) are registered at the close of business on the May 21 or November 20, as the case may be, immediately preceding the applicable interest payment date; provided, however, that interest payable at maturity (as defined in the accompanying prospectus supplement) of the 2020 Notes shall be payable to the persons to whom principal shall be payable. Interest on the 2027 Notes will be payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2017, to the persons in whose names the 2027 Notes (or one or more predecessor 2027 Notes) are registered at the close of business on the May 31 or November 30, as the case may be, immediately preceding the applicable interest payment date; provided, however, that interest payable at maturity (as defined in the accompanying prospectus supplement) of the 2027 Notes shall be payable to the persons to whom principal shall be payable.

        The Floating Rate Notes, the 2020 Notes and the 2027 Notes will be denominated and payable in U.S. dollars and will be offered, sold and issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The Floating Rate Notes, the 2020 Notes and the 2027 Notes will not be entitled to the benefit of any sinking fund and the Company will not be required to repurchase the Floating Rate Notes, the 2020 Notes or the 2027 Notes at the option of the holders.

        The Floating Rate Notes, the 2020 Notes and the 2027 Notes will be issued in fully registered form without coupons and will be evidenced by one or more Notes of the applicable tranches in global form (each, a "global Note") registered in the name of The Depository Trust Company, as depositary for the global Notes (the "Depositary"), or its nominee and will be delivered through the facilities of the Depositary for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment. You will not be entitled to receive physical delivery of the Floating Rate Notes, the 2020 Notes or the 2027 Notes in definitive form except under the limited circumstances described in the accompanying prospectus supplement under "Description of the Notes—Book-Entry Notes and Information Relating to DTC."

Optional Redemption

        The Floating Rate Notes will not be subject to redemption at our option.

        The Fixed Rate Notes of any tranche may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time prior to their final maturity date, at a redemption price equal to the greater of the following amounts:

          (1)   100% of the principal amount of the Fixed Rate Notes of such tranche to be redeemed; or

          (2)   as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal of and interest on the Fixed Rate Notes of such tranche to be redeemed (not including any portion of any payments of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 6 basis points in the case of the 2020 Notes or 12.5 basis points in the case of the 2027 Notes, plus, in the case of both clauses (1) and (2) above, accrued and unpaid interest on the principal amount of the Fixed Rate Notes of such tranche being redeemed to such redemption date.

        Notwithstanding the foregoing, installments of interest on the Fixed Rate Notes of any tranche that are due and payable on an interest payment date falling prior to a redemption date for the Fixed Rate Notes of such tranche shall be payable to the registered holders of such Notes (or one or more predecessor Notes of such tranche) of record at the close of business on the relevant regular record date, all as provided in the indenture.

        "Treasury Rate" means, with respect to any redemption date for the Fixed Rate Notes of any tranche, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        The Treasury Rate will be calculated on the third business day preceding the applicable redemption date. As used in the preceding sentence and in the definition of "Reference Treasury Dealer Quotation" below, the term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

        "Comparable Treasury Issue" means, with respect to any redemption date for the Fixed Rate Notes of any tranche, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Fixed Rate Notes of such tranche that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date for the Fixed Rate Notes of any tranche, (i) if the Independent Investment Banker obtains five Reference Treasury Dealer Quotations for that redemption date, the average of those Reference Treasury Dealer Quotations after excluding the highest and lowest of those Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than five but more than one such Reference Treasury Dealer Quotations, the average of all of those quotations, or (iii) if the Independent Investment Banker obtains only one such Reference Treasury Dealer Quotation, such quotation.

        "Independent Investment Banker" means one of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC and their respective successors appointed by the Company to act as the Independent Investment Banker from time to time, or if any such firm is unwilling or unable to serve in that capacity, an independent investment banking institution of national standing appointed by the Company.

        "Reference Treasury Dealer" means, with respect to any redemption date for the Fixed Rate Notes of any tranche, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC and their respective successors, provided that, if any such firm ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date for the Fixed Rate Notes of any tranche, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that redemption date.

        Unless the Company defaults in payment of the redemption price, interest on each Fixed Rate Note or portion thereof called for redemption will cease to accrue on the applicable redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Fixed Rate Notes of any tranche to be redeemed. If fewer than all of the Fixed Rate Notes of any tranche and all Additional Notes (as defined in the accompanying prospectus supplement), if any, with the same stated maturity, interest rate and other terms (other than original issue date and, if applicable, issue price, date from which interest shall accrue and first payment of interest) as the Fixed Rate Notes of such tranche are to be redeemed at any time, selection of such Notes and Additional Notes, if any, for redemption will be made, in the case of Notes evidenced by global Notes, in accordance with the procedures of the applicable Depositary or, in the case of definitive Notes, by the trustee (as defined in the accompanying prospectus supplement) by such method as the trustee shall deem fair and appropriate. If any Fixed Rate Note is to be redeemed in part, such Note must be redeemed in a minimum principal amount of $2,000 or a multiple of $1,000 in principal amount in excess thereof; provided that the unredeemed portion of such Note must be an authorized denomination.

Material United States Federal Income Tax Considerations

        For a discussion of the material United States federal income tax considerations related to the acquisition, ownership and disposition of the Notes, please see "Material United States Federal Income Tax Considerations" in the accompanying prospectus supplement.

        The Floating Rate Notes will be "variable rate debt instruments" as described in the accompanying prospectus supplement under "Material United States Federal Income Tax Considerations—United States Holders—Floating Rate Notes".

USE OF PROCEEDS

        We will receive $1,990,472,500 of net proceeds (after deducting underwriting discounts and commissions but before deducting estimated offering expenses payable by us) from the sale of the Notes. We intend to use the net proceeds from the sale of the Notes for general corporate purposes, which may include, among others, the general corporate purposes identified in the accompanying prospectus under the caption "Use of Proceeds."

UNDERWRITING

        Pursuant to the terms and subject to the conditions contained in the terms agreement dated the date hereof, the underwriters named below, acting as principal, for whom Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them severally, the respective amount of the Notes of each tranche set forth opposite their names below. The underwriters severally have agreed to purchase all of the Notes if any Notes are purchased.

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2020 Notes	Principal Amount of 2027 Notes
Deutsche Bank Securities Inc.	$85,000,000	$127,500,000	$127,500,000
Goldman Sachs & Co. LLC	85,000,000	127,500,000	127,500,000
Credit Suisse Securities (USA) LLC	85,000,000	127,500,000	127,500,000
Mizuho Securities USA LLC	85,000,000	127,500,000	127,500,000
RBC Capital Markets, LLC	85,000,000	127,500,000	127,500,000
BNY Mellon Capital Markets, LLC	11,000,000	16,500,000	16,500,000
ICBC Standard Bank Plc	11,000,000	16,500,000	16,500,000
Loop Capital Markets LLC	11,000,000	16,500,000	16,500,000
Santander Investment Securities Inc.	11,000,000	16,500,000	16,500,000
The Williams Capital Group, L.P.	11,000,000	16,500,000	16,500,000
Academy Securities, Inc.	5,000,000	7,500,000	7,500,000
CastleOak Securities, L.P.	5,000,000	7,500,000	7,500,000
MFR Securities, Inc.	5,000,000	7,500,000	7,500,000
Mischler Financial Group, Inc.	5,000,000	7,500,000	7,500,000

Total	$500,000,000	$750,000,000	$750,000,000

        The underwriters propose to offer the Notes initially at the respective public offering prices appearing on the cover page of this pricing supplement and to certain dealers at those respective prices less a concession of not more than 0.120%, 0.120% and 0.270% of the principal amount of the Floating Rate Notes, the 2020 Notes and the 2027 Notes, respectively. The underwriters and those dealers may allow a discount of not more than 0.050%, 0.050% and 0.150% of the principal amount of the Floating Rate Notes, the 2020 Notes and the 2027 Notes, respectively, on sales to other dealers. After the initial public offering, the public offering prices, concessions and discounts to dealers may be changed.

        The following table shows the underwriting discounts and commissions that the Company is to pay to the underwriters in connection with this offering:

	Per Floating Rate Note	Per 2020 Note	Per 2027 Note	Total
Underwriting discounts and commissions	0.200%	0.200%	0.450%	$5,875,000

        The terms agreement provides that the obligations of the several underwriters to purchase the Notes offered hereby are subject to certain conditions. If an underwriter defaults, the terms agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the terms agreement may be terminated.

        The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to the conditions contained in the terms agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The Company has agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in that regard.

        In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market prices of the Notes. Specifically, the underwriters may overallot in connection with this offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the prices of the Notes. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect, if any, that the transactions described above may have on the market prices of the Notes. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.

        There is no established trading market for the Notes and the Notes will not be listed on any securities exchange. The underwriters have advised us that they may from time to time purchase and sell Notes in the secondary market, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make any such purchases and sales and any such purchases and sales may be discontinued at any time without notice at the sole discretion of the underwriters. There can be no assurance that the underwriters will engage in these activities or that there will be a secondary market for the Notes or as to the liquidity of any secondary market if one develops.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their affiliates may, from time to time, engage in investment banking and/or commercial banking transactions with, and may provide services for, Disney and its affiliates, for which they have received and may in the future receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Disney and its affiliates. Underwriters or their affiliates that have a lending relationship with us or our affiliates routinely hedge their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or securities of our affiliates, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and financial instruments.

        ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that are offered or sold in the United States. ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that may be offered or sold by other underwriters or joint book-running managers in the United States. ICBC Standard Bank Plc shall offer and sell Notes constituting part of its allotment solely outside the United States.

        Canada.    The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any

resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        European Economic Area.    This pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus have been prepared on the basis that any offer of the Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated by this pricing supplement, the accompanying prospectus supplement and prospectus or any related free writing prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor does it or do they authorize, the making of any offer of the Notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        In relation to each Relevant Member State, each underwriter has severally represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

  United Kingdom.

        Each underwriter severally has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

        Hong Kong.    The contents of this pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the Notes. Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or have in its possession for the purpose of issue, this pricing supplement, the accompanying prospectus supplement and prospectus or any related free writing prospectus or any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than in relation to the Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("SFO") and the subsidiary legislation made thereunder) or in circumstances which do not result in this pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) ("CO") or which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the Notes is personal to the person to whom this pricing supplement, the accompanying prospectus supplement and prospectus or any related free writing prospectus has been delivered by or on behalf of the Company, and a subscription for the Notes will only be accepted from such person. No person to whom a copy of this pricing supplement, the accompanying prospectus supplement and prospectus or any related free writing prospectus is issued may issue, circulate or distribute this pricing supplement, the accompanying prospectus supplement and prospectus or any related free writing prospectus in Hong Kong or make or give a copy of this pricing supplement, the accompanying prospectus supplement and prospectus or any related free writing prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this pricing supplement, the accompanying prospectus supplement and prospectus or any related free writing prospectus, you should obtain independent professional advice.

        Japan.    The Notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the "FIEA"). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan or having its principal office in Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

        Singapore.    This pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore ("SFA") by the Monetary Authority of Singapore and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this pricing supplement, the accompanying prospectus supplement and prospectus and any related free writing prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an "Institutional Investor") pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an "Accredited Investor") or other relevant person as defined in Section 275(2) of the SFA (a "Relevant Person") and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

  (a)
  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

  (b)
  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation and the beneficiaries' rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the Notes except:

  (1)
  to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

  (2)
  where no consideration is or will be given for the transfer;

  (3)
  where the transfer is by operation of law;

  (4)
  as specified in Section 276(7) of the SFA; or

  (5)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Each underwriter severally has represented to, and agreed with, the Company that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute this pricing supplement and the accompanying prospectus supplement and prospectus or any other material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

        Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the applicable public offering price.

        The Company estimates that the total expenses of the offering payable by the Company, excluding underwriting discounts and commissions, will be approximately $625,000.

 GENERAL INFORMATION

        The Floating Rate Notes have been assigned CUSIP No. 25468PDT0, ISIN No. US25468PDT03 and Common Code No. 162915002. The 2020 Notes have been assigned CUSIP No. 25468PDU7, ISIN No. US25468PDU75 and Common Code No. 162916211. The 2027 Notes have been assigned CUSIP No. 25468PDV5, ISIN No. US25468PDV58 and Common Code No. 162915045.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 20, 2016)

500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000

Medium-Term Notes, Series G
Due Nine Months or More From Date of Issue

             The following terms will generally apply to the medium-term notes, series G (the "notes") that we may sell from time to time under this prospectus supplement and the accompanying prospectus. We will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that we will deliver to prospective purchasers of any note.

  •
  Currency Denomination:  Each note will be denominated in U.S. dollars or in one or more foreign or composite currencies or currency units.

  •
  Maturity:  Each note will mature on a day nine months or more from the date of issue, as specified in the applicable pricing supplement.

  •
  Interest Rate:  Each note will bear interest at (i) a fixed rate, which may be zero in the case of certain notes issued at a price representing a discount from the principal amount payable at maturity, (ii) a floating rate that is reset daily, weekly, monthly, quarterly, semiannually or annually or (iii) a combination of fixed and floating rates.

  •
  Interest Accrual and Payment:  Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will accrue from their date of issue and will be payable semiannually in arrears on February 1 and August 1 of each year and at final maturity and interest on floating rate notes will accrue from their date of issue and, as specified in the applicable pricing supplement, will be payable in arrears monthly, quarterly, semiannually or annually and at final maturity.

  •
  Redemption and Repurchase:  The notes may be subject to redemption at our option, in whole or in part, prior to their stated maturity, if so provided in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, the notes will not be subject to repurchase by us at the option of the holders of the notes.

  •
  Form of notes:  Each note will be issued in fully registered book-entry form or definitive form. Each book-entry note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or another depositary identified in the applicable pricing supplement) and registered in the name of the depositary's nominee. Interests in book-entry notes will be shown on, and transfers of book-entry notes will be effected only through, records maintained by the depositary and its participants. Book-entry notes will not be issuable as definitive notes except under the limited circumstances described in this prospectus supplement.

             Unless otherwise indicated in the applicable pricing supplement, the notes will be offered at a public offering price of 100% of the principal amount and the agents' discounts or commissions will equal between .125% and .750% of the principal amount, and proceeds, before expenses, to us will equal between 99.875% and 99.250% of the principal amount, except that, in the case of a note with a stated maturity of 30 years or more from the date of issuance, the agents' discounts or commissions will be determined by us and the relevant agents.

             Investing in the notes involves risks. See "Risk Factors" beginning on page S-4 for a discussion of certain risks that should be considered in connection with an investment in the notes.

             Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

             The notes are being offered on a continuing basis by us through the agents listed below, who have agreed to act as agents for us in soliciting offers to purchase the notes. We may also sell notes to an agent or agents, as principal, for resale to investors or other purchasers, and we reserve the right to sell notes to or through others and directly to investors on our own behalf. We reserve the right to cancel or modify the offer made by this prospectus supplement and the accompanying prospectus without notice. There is no termination date for the offering of the notes. Any offer to purchase notes solicited by us or by an agent may be rejected by us or the agent in whole or in part. The notes will not be listed on any securities exchange, and there can be no assurance that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for the notes.

Banca IMI
      Blaylock Beal Van, LLC
            BNP PARIBAS
                  BNY Mellon Capital Markets, LLC
                        BofA Merrill Lynch
                              CastleOak Securities, L.P.
                                    Citigroup
                                           Credit Suisse
                                                 Deutsche Bank Securities
                                                       Drexel Hamilton
                                                             Goldman, Sachs & Co.
                                                                   HSBC
                                                                         J.P. Morgan
                                                                               Lebenthal Capital Markets
                                                                                      Lloyds Securities
                                                                                            Loop Capital Markets
                                                                                                  Mizuho Securities
                                                                                                        Morgan Stanley
                                                                                                              MUFG
                                                                                                                    Ramirez & Co., Inc.
                                                                                                                          RBC Capital Markets
                                                                                                                                 Siebert Brandford Shank & Co., L.L.C.
                                                                                                                                       SMBC Nikko
                                                                                                                                             Société Générale Corporate & Investment Banking
                                                                                                                                                   Standard Chartered Bank
                                                                                                                                                         SunTrust Robinson Humphrey
                                                                                                                                                               TD Securities
                                                                                                                                                                     US Bancorp
                                                                                                                                                                            Wells Fargo Securities
                                                                                                                                                                                  The Williams Capital Group, L.P.

The date of this Prospectus Supplement is July 20, 2016.

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any applicable pricing supplement and any related free writing prospectus. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference in the accompanying prospectus, any pricing supplement and any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the respective dates of those documents.

        References in this prospectus supplement to "Disney," "the Company," "we," "us" or "our" are to The Walt Disney Company.

        References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the currency of the United States of America.

        The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except to the extent expressly set forth in "Material United States Federal Income Tax Considerations" below. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payment of principal, any premium, or interest on, notes. Such persons should consult their financial and legal advisors with regard to these matters.

        This prospectus supplement, the accompanying prospectus and any related pricing supplement or free writing prospectus do not constitute an offer of notes to the public in the United Kingdom. No prospectus has been or will be approved in the United Kingdom in respect of the notes. The communication of this prospectus supplement, the accompanying prospectus, any related pricing supplement or free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

RISK FACTORS

        Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

        This prospectus supplement and the accompanying prospectus do not describe all the risks of an investment in notes, including those risks that result from the denomination of, or the payment on, any notes in a foreign currency or a composite currency or currency unit or notes indexed to currency values, commodities or interest rate indices, and we disclaim any responsibility to advise prospective purchasers of such risks as they exist at the date of this prospectus supplement or as such risks may change from time to time. You should consult your financial, legal and tax advisors as to the risks entailed in an investment in foreign currency notes or indexed notes. Such notes are not an appropriate investment for prospective purchasers who are unsophisticated with respect to foreign currency or indexed transactions.

General

        For an enterprise as large and complex as we are, a wide range of factors could materially affect future developments and performance. For a discussion of some of these risks, see "Risk Factors" in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q, as well as any subsequent current reports on Form 8-K filed with the Securities Exchange Commission (the "Commission") that include a "Risk Factors" section or discusses such risks, in addition to the other information that is included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Notes Are Structurally Subordinated to the Liabilities of Our Subsidiaries

        The notes are our obligations exclusively and not of any of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all indebtedness or other liabilities of our subsidiaries, including any subsidiaries that we may in the future acquire or establish.

Notes Indexed to Interest Rate or Other Indices or Formulas May Have Risks Not Associated With a Conventional Debt Security

        If you invest in notes indexed to one or more interest rates or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

        In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

        The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

Redemption May Adversely Affect Your Return on the Notes

        If your notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes

        The notes are new issues of securities and, upon issuance, your notes will not have an established trading market. Unless otherwise stated in the applicable pricing supplement, we do not intend to apply for listing or quotation of the notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the notes, whether you will be able to sell the notes, or the prices at which you may be able to sell the notes. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

  •
  the complexity and volatility of the index or formula applicable to your notes;

  •
  the method of calculating the principal, premium and interest in respect of your notes;

  •
  the time remaining to the maturity of your notes;

  •
  the outstanding amount of your notes;

  •
  any redemption features of your notes;

  •
  the amount of other debt securities linked to the index or formula applicable to your notes;

  •
  the level, direction and volatility of market interest rates generally;

  •
  fluctuations in exchange rates between your currency and the specified currency in which your note is denominated; and

  •
  market perceptions of the level, direction and volatility of any index property or formula applicable to your notes or interest rates generally.

        There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks involving your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes and a Downgrade in our Credit Ratings Could Adversely Affect the Market Value of the Notes

        The credit ratings assigned to some of our debt securities, including the notes, do not purport to reflect the potential impact of all risks relating to an investment in those securities. Such ratings are limited in scope and reflect only the view of each rating agency at the time the rating was issued. These ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that such credit ratings will not be lowered, suspended or withdrawn entirely by the rating agencies or placed on a so-called "watch list" for a possible downgrade or assigned a negative ratings outlook if, in any rating agency's judgment, circumstances so warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold any of our debt securities. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade or have been assigned a negative outlook, would likely adversely affect any trading market for, and the market value of, the notes, and also increase our borrowing costs.

An Increase in Market Interest Rates Could Result in a Decrease in the Market Value of the Notes.

        In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in value and the value of debt securities bearing interest at floating rates may also decline. Consequently, if you purchase notes and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You

        We may issue notes in a denomination other than U.S. dollars. An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note on which all or a part of any payment due is based on a currency other than U.S. dollars has significant risks that are not associated with a similar investment in non-indexed notes. These risks include, but are not limited to:

  •
  the possibility of significant changes in market rates of exchange between U.S. dollars and the specified currency, including such changes resulting from official redenomination relating to such specified currency; and

  •
  the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

These risks generally depend on factors over which we have no control and which cannot be readily foreseen, such as

  •
  economic events;

  •
  political events;

  •
  the supply of, and demand for, the relevant currencies;

  •
  inflation rates;

  •
  interest rate levels; and

  •
  governmental surpluses or deficits in the countries of the relevant currencies.

        If payments on your notes denominated in a foreign currency are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which our notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile and similar or greater volatility may occur in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield (expressed in U.S. dollars) of the foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked note, changes in exchange rates relating to any of the relevant currencies may result in a decrease in the note's effective yield and in your loss of all or a substantial portion of the principal of that note.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest on the notes, if any, denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on such note are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement or the applicable pricing supplement. However, if the specified currency for any note is not available because the Euro has been substituted for that currency, we would make the payments in Euro. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See "—The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Description of the Notes—Payment Currency" below.

The Unavailability of Currencies Could Result in a Substantial Loss to You

        Except as set forth below, if payment on a note is required to be made in a specified currency, currency unit or composite currency other than U.S. dollars and the specified currency, currency unit or composite currency is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

  •
  no longer used by the government of the country issuing the specified currency; or

  •
  no longer used for the settlement of transactions by public institutions of the international banking community;

then all payments on the note will be made in U.S. dollars until the specified currency, currency unit or composite currency is again available or so used. The amounts so payable on any date in the specified currency, currency unit or composite currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the specified currency, currency unit or composite currency or as otherwise indicated in the applicable pricing supplement. Any payment on the note made under these circumstances in U.S. dollars will not constitute an event of default under the indenture under which the note will be issued. Notwithstanding the foregoing, if the specified currency for any note is not available because the Euro has been substituted for that currency, the payments will be made in Euro.

        If the specified currency, currency unit or composite currency of a note is officially redenominated, then our payment obligations on the note will be the amount of redenominated currency, currency unit or composite currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under the notes as a result of:

  •
  except in the case of notes that are expressly indexed to certain currencies or currency exchange rates, any change in the value of the specified currency, currency unit or composite currency of the notes relative to any other currency, currency unit or composite currency due solely to fluctuations in exchange rates; or

  •
  any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

        The notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. It is not clear, however, whether in granting any judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered, the date when the obligation is actually paid as several states have adopted the Uniform Foreign Money Claims Act, which endorses the "payment date" rule, or some other date. Under the New York judiciary law, an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. The exchange rate on the date of judgment could be more or less favorable than the exchange rate on the date the judgment is paid. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

IMPORTANT CURRENCY INFORMATION

        Purchasers are required to pay for each note in a currency specified by us for such note. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, currency units or composite currencies and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the conversion of U.S. dollars into such specified currency to enable the purchaser to pay for such note. Such requests must be made on or before the third business day preceding the date of delivery of the notes, or by such other dates as determined by such agent on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish. All costs of exchange will be borne by purchasers of a note. There can be no assurances that you will be able to convert such specified currencies into U.S. dollars on a timely basis or at all.

DESCRIPTION OF THE NOTES

        Our medium-term notes, series G (the "notes") will be issued as a series of senior debt securities (as defined in the accompanying prospectus under "Description of Debt Securities") under an indenture, dated as of September 24, 2001 (the "indenture"), between Disney and Wells Fargo Bank, National Association, a national banking association, as trustee (referred to herein as the "trustee"). The following summary of selected provisions of the notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture and the form of notes. You should review the indenture and the notes, the forms of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined herein or in the accompanying prospectus have the meanings given to them in the indenture. Unless otherwise expressly stated or the context otherwise requires, the term "securities," as used under this caption, refers to all senior debt securities issued and issuable from time to time under the indenture and includes the notes. The following description supplements and, to the extent inconsistent, supersedes, the discussion of certain terms and provisions of the notes and the indenture set forth under "Description of Debt Securities" in the accompanying prospectus. The pricing supplement and any free writing prospectus for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement or any such free writing prospectus, including any changes in the method of calculating interest on any notes, is inconsistent with this prospectus supplement or the accompanying prospectus, you should rely on the information in the pricing supplement or free writing prospectus, as the case may be. The pricing supplement and any free writing prospectus may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the pricing supplement and any free writing prospectus in making your investment decision. The following description will apply to the notes unless otherwise specified in a pricing supplement or free writing prospectus.

        Unless otherwise provided in the applicable pricing supplement, each note will be denominated and payable in U.S. dollars. If so provided in the applicable pricing supplement, we may issue notes which are denominated and/or payable in one or more foreign or composite currencies or currency units and the denominated currency and the payment currency may be the same currency or different currencies. If the denominated currency or the payment currency is not U.S. dollars, the applicable pricing supplement or free writing prospectus will also include any other terms relating to the currency or currencies, including exchange rates as against the U.S. dollar at selected times. See "Risk Factors" above and "Material United States Federal Income Tax Considerations" below.

        As used under this caption "Description of the Notes," references to "Disney," the "Company," "we," "us" or "our" and similar references refer to The Walt Disney Company, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Unless otherwise expressly stated or the context otherwise requires, references to the "principal" of any note shall be deemed to include the premium, if any, payable on such note.

General

        All securities, including the notes, issued and to be issued under the indenture will be our senior unsecured obligations and will rank pari passu with all of our other senior unsecured indebtedness from time to time outstanding. The indenture does not limit the aggregate principal amount of securities which may be issued thereunder and securities may be issued thereunder from time to time in separate series up to the aggregate principal amount from time to time authorized by us for each series. The notes will constitute a separate series of securities under the indenture with an indeterminate aggregate initial offering price and principal amount and will not be part of the same series of securities as any prior series of medium-term notes that we have issued under the indenture. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of additional notes under the indenture in addition to the notes offered hereby. Any such additional notes, together with the notes offered hereby, will constitute a single series of securities under the indenture. We may also from time to time, without the consent of the holders of the notes, provide for the issuance of other securities under the indenture.

        The notes are our exclusive obligations. Our operations are conducted almost entirely through subsidiaries. Accordingly, the cash flow and our consequent ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. The indenture does not limit our or our subsidiaries' ability to incur indebtedness in the future. For additional information, see "Risk Factors—The Notes Are Structurally Subordinated to the Liabilities of Our Subsidiaries" herein.

        The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as set forth in the applicable pricing supplement. The terms of the notes will be determined by us from time to time in our sole discretion and we may issue notes with different interest rates, maturity dates, redemption provisions and other terms. Interest-bearing notes will bear interest at either a fixed rate (referred to as "fixed rate notes"), or a rate determined by reference to one or more base rates (as defined herein), which may be adjusted by a spread or spread multiplier (as defined herein) (referred to as "floating rate notes"). Each floating rate note will provide that the interest rate on such floating rate note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Discount notes (as defined herein) may be issued at significant discounts from their principal amount payable at stated maturity and some discount notes may be zero coupon notes which will bear no interest, except in the case of default in payment of principal upon acceleration, at stated maturity or upon repurchase or redemption (if applicable), or may bear no interest for a specified period following the date of issue. Unless otherwise specified in an applicable pricing supplement, the notes will be denominated and will be payable in U.S. dollars.

        Interest rates, interest rate formulas and other terms of the notes are subject to change by us from time to time, but no such change will affect any note already issued or as to which an offer to purchase has been accepted by us. Interest rates and other terms offered by us with respect to the notes may differ, depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

        Each note will be issued in fully registered book-entry form, referred to as a "book-entry note," or definitive form, referred to as a "definitive note", in denominations of $2,000 or any integral multiple of $1,000 in excess thereof, unless a different denomination is specified in the applicable pricing supplement. Each book-entry note will be represented by one or more notes in permanent global form ("global securities") registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary, except for foreign currency notes. Book-entry notes may be transferred or exchanged only through a participating member of the depositary. See "Book-Entry Notes and Information Relating to DTC." Registration of transfers of definitive notes will be made at an office or agency maintained by us for such purposes, which on the date of this prospectus supplement is the corporate trust office of the trustee located in Los Angeles, California (the "corporate trust office"). No service charge will be made by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require, subject to certain exceptions specified in the indenture, payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Notes denominated in a currency other than U.S. dollars will be issued in denominations of the equivalent of U.S. $2,000 or any integral multiple of the equivalent of U.S. $1,000 in excess thereof (or any different denomination specified in the applicable pricing supplement, if applicable), as determined by reference to the noon U.S. dollar buying rate in New York City for cable transfers of such denominated currency published by the Federal Reserve Bank of New York (the "market exchange rate") for the business day immediately preceding the date of issuance.

        We will pay principal of and interest, if any, on book-entry notes through the trustee to the depositary. See "Book-Entry Notes and Information Relating to DTC." In the case of definitive notes, we will pay principal and interest at the stated maturity of each definitive note (or on any prior date on which the principal or an installment of principal of such definitive note becomes due and payable, whether by declaration of acceleration, call for redemption, put for repurchase, or otherwise) (each such date, a "maturity"), upon presentation of the definitive note at the corporate trust office or at any other place designated by us. Payment of interest due at maturity will be made to the person to whom payment of the principal of the definitive note shall be made. Payment of interest due on definitive notes other than at maturity will be made at the corporate trust office of the trustee (and at such additional office or agencies as we may designate) or, at our option, may be made by check mailed to the addresses of the persons entitled thereto as the addresses may appear in the register of notes or by wire transfer of immediately available funds to the accounts of the holders of such notes if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Notwithstanding the foregoing, we will make payments of interest, if any, on any interest payment date other than the maturity date to each registered holder of $10,000,000 (or, if the payment currency is other than United States dollars, the equivalent thereof in the particular payment currency) or more in aggregate principal amount of definitive notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the particular interest payment date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder.

        The indenture does not afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders of the notes.

        As used in this prospectus supplement, "business day" means:

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  for any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York;

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  for notes the payment of which is to be made in a currency other than U.S. dollars only, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center (as defined below) of the country of such currency;

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  for LIBOR notes only, the day is also a London business day, which means any day on which commercial banks are open for business (including dealings in the applicable index currency (as defined below under "—Interest—LIBOR Notes")) in London; and

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  for EURIBOR notes and notes denominated in Euros only, the day is also a TARGET business day, which means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET 2) System, which utilizes a single shared platform and which was launched on November 19, 2007, is open.

        "Principal financial center" means, as applicable:

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  the capital city of the country issuing the payment currency; or

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  the capital city of the country to which the index currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the "principal financial center" shall be The City of New York, Sydney, Toronto (solely in the case of the payment currency), London (solely in the case of the index currency), Johannesburg and Zurich, respectively.

        "Discount note" means any security which provides for an amount less than the face amount or principal amount at stated maturity thereof to be due and payable upon acceleration of the stated maturity thereof.

        "U.S. Government Securities Business Day" means any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Additional Notes

        We may from time to time, without the consent of existing note holders, issue additional notes ("Additional Notes") having the same terms and conditions (including maturity and interest payment terms) as previously issued notes in all respects, except for issue date, and, if applicable, issue price, date from which interest or discount shall accrue and the first payment of interest. Additional Notes issued in this manner will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

Payment Currency and Redenomination

        If the applicable pricing supplement provides for payments of interest and principal on non-U.S. dollar denominated notes to be made in U.S. dollars, conversion of the payment currency into U.S. dollars will be effected in the manner set forth in the applicable pricing supplement.

        Except as set forth below, if payment on a note is required to be made in a specified currency, currency unit or composite currency other than U.S. dollars and such currency, currency unit or composite currency is:

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  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

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  no longer used by the government of the country issuing the specified currency; or

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  no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note will be made in U.S. dollars until such specified currency, currency unit or composite currency is again available or so used. The amounts so payable on any date in such specified currency, currency unit or composite currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the specified currency, currency unit or composite currency or as otherwise specified in the applicable pricing supplement. Any payment on a note made under such circumstances in U.S. dollars will not constitute an event of default with respect to the notes under the indenture. Notwithstanding, the foregoing, if the specified currency for any note is not available because the Euro has been substituted for that currency, the payments will be made in Euro.

        If the specified currency, currency unit or composite currency of a note (other than a note denominated in U.S. dollars) is officially redenominated, then our payment obligations on such note will be the amount redenominated currency, currency unit or composite currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under the notes as a result of:

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  except in the case of notes that are expressly indexed to certain currencies or currency exchange rates, any change in the value of the specified currency, currency unit or composite currency of the notes relative to any other currency, currency unit or composite currency, as applicable, due solely to fluctuations in exchange rates; or

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  any redenomination of any component currency of any composite currency, unless the composite currency is itself officially redenominated.

        All determinations referred to above made by us or any of our agents shall be at our or our agent's sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the notes.

Redemption and Repurchase

        Unless otherwise specified in an applicable pricing supplement, the notes will not be subject to any sinking fund. If provided in an applicable pricing supplement, the notes may be subject to redemption, in whole or in part, prior to their stated maturity at our option or through operation of a mandatory or optional sinking fund or analogous provisions. The applicable pricing supplement will set forth the terms of redemption, including, but not limited to, the dates after or on which and the price or prices (including premium, if any) at which such notes may be redeemed. Unless otherwise provided in the applicable pricing supplement, if any note is to be redeemed in part, such note must be redeemed in a minimum principal amount of $2,000 or a multiple of $1,000 in principal amount in excess thereof; provided that the unredeemed portion of any note redeemed in part must be an authorized denomination. For limitations on the transfer and exchange of notes called or being selected for redemption, see "Description of Debt Securities—Form, Exchange, Registration and Transfer" in the accompanying prospectus.

        Unless otherwise specified in an applicable pricing supplement, notes will not be subject to purchase by us at the option of the holder thereof. If a purchase date or dates (each, a "purchase date") with respect to a note is specified in an applicable pricing supplement, on each specified purchase date, we will become obligated to purchase, at the option of the holder, all or a portion of the note for which a written purchase notice has been delivered by the holder to the trustee, at any time from the opening of business on the date that is 60 days prior to the purchase date until the close of business on the date that is 30 days prior to the purchase date, subject to certain additional conditions described below. The delivery to the trustee of a purchase notice is irrevocable.

        Each purchase notice must state:

            (i)  the CUSIP numbers of the notes to be delivered by the holder thereof for purchase by us;

           (ii)  the portion of the principal amount of notes to be purchased, which portion must be a minimum denomination of $2,000 or a multiple of $1,000 in excess thereof; and

          (iii)  that the notes are to be purchased by us pursuant to the applicable provisions of the notes.

        If fewer than all of the notes with the same original issue date, interest rate, stated maturity and other terms and all Additional Notes, if any, with the same stated maturity and other terms (other than original issue date, and, if applicable, issue price, date from which interest or discount shall accrue and first payment of interest) as such notes are to be redeemed at any time, selection of such notes and Additional Notes, if any, for redemption will be made, in the case of notes evidenced by global securities, in accordance with the procedures of the applicable depositary or, in the case of definitive notes, by the trustee by such method as the trustee shall deem fair and appropriate. Any note which is to be redeemed or repurchased by us only in part must be surrendered at a place of payment therefor, and we will execute, and the trustee will authenticate and deliver to the holder of the note without service charge, a new note or notes of like tenor and terms, of any authorized denomination as requested by the holder, in an aggregate principal amount equal to and in exchange for the unredeemed or unrepurchased portion, as the case may be, of the principal of the note so surrendered.

        The price payable on any purchase date with respect to any applicable note will be equal to the applicable purchase price specified in the applicable pricing supplement, together with accrued interest to but excluding the purchase date. Any installments of interest payable prior to the purchase date will be payable to the holders of the notes, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, all according to the provisions of the indenture.

        If a purchase notice has been given with respect to an applicable note, from and after the applicable purchase date (unless we default in payment of the purchase price and accrued interest), the note (or portion thereof to be purchased) will cease to bear interest and all other rights of the holder (other than the right to receive the purchase price, together with accrued interest to but excluding the purchase date, upon the delivery of the note in accordance with its terms) will terminate. Payment of the purchase price, together with accrued interest to but excluding the purchase date, for a note for which a purchase notice has been delivered is conditioned upon delivery of such note (with, if we or the trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to us and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing) to the trustee at the corporate trust office, or at any other place of payment designated by us for that purpose, at any time (whether prior to, on or after the purchase date) after delivery of the purchase notice. Payment of the purchase price for the note (or portion thereof to be purchased), together with accrued interest to the purchase date, will be made on the later of the purchase date or promptly following the time of delivery of the note.

        We will not be required to:

            (i)  issue, register the transfer of or exchange any note having a purchase date specified therein during a period beginning at the opening of business 15 days before the first date any purchase notice may be delivered to the trustee with respect thereto and ending at the close of business on the last date a purchase notice may be delivered to the trustee with respect thereto; or

           (ii)  register the transfer of or exchange any note, or portion thereof, for which a purchase notice has been delivered to the trustee, except the portion of any the note for which the purchase notice has not been delivered to the trustee.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws or regulations in connection with any such repurchase.

        For all purposes of this prospectus supplement, any applicable pricing supplement and the indenture, unless the context otherwise requires, all provisions relating to the redemption of notes or the purchase by us of notes at the option of the holder shall relate, in the case of any notes redeemed or purchased or to be redeemed or purchased by us only in part, to the portion of the principal amount of the notes which has been or is to be so redeemed or purchased.

        We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may be held or resold or, at our discretion, may be surrendered to the trustee for cancellation.

Interest

General

        Unless otherwise specified in an applicable pricing supplement, each note will bear interest from the date of original issue at the rate per annum, or, in the case of a floating rate note, pursuant to the interest rate formula, stated therein, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in a note on which an installment of interest is due and payable (an "interest payment date") and at maturity. Each interest payment shall be the amount of interest accrued from and including the most recent interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of original issue if no interest has been paid or duly provided for with respect to the note) to but excluding the next succeeding interest payment date or the maturity date, as the case may be. Unless otherwise specified in the applicable pricing supplement, the first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the registered holder on the next succeeding regular record date. As a result of certain interest rate characteristics of the notes, they may be issued with original issue discount for United States Federal income tax purposes. Certain United States Federal tax considerations and other considerations applicable to any notes may be described in an applicable pricing supplement. See "Material United States Federal Income Tax Considerations."

        Interest rates offered by us with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of notes are subject to change by us from time to time, but none of these changes will affect any note previously issued or as to which an offer to purchase has been accepted by us.

Fixed Rate Notes

        Unless otherwise specified in an applicable pricing supplement, the interest payment dates with respect to any fixed rate note will be February 1 and August 1 of each year, and the regular record dates in respect of the interest payment dates will be the immediately preceding January 15 and July 15 (whether or not a business day), respectively. If any interest payment date or maturity of a fixed rate note falls on a day that is not a business day with respect to such fixed rate note, the payment due on such interest payment date or at maturity may be made on the following day that is a business day with respect to the fixed rate note as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date or maturity, as the case may be. Interest on each fixed rate note will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

        General.    Unless otherwise specified in an applicable pricing supplement, floating rate notes will be issued as described below. Interest on floating rate notes will be determined by reference to a "base rate," to be specified in the applicable pricing supplement, which may be one or more of the following:

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  the Commercial Paper Rate (as defined below), in which case such note will be a "Commercial Paper Rate note;"

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  LIBOR (as defined below), in which case the note will be a "LIBOR note;"

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  the Federal Funds Rate (as defined below), in which case the note will be a "Federal Funds Rate note;"

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  the Treasury Rate (as defined below), in which case the note will be a "Treasury Rate note;"

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  the Prime Rate (as defined below), in which case the note will be a "Prime Rate note;"

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  the CMT Rate (as defined below), in which case the note will be a "CMT Rate note;"

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  the Eleventh District Cost of Funds Rate (as defined below), in which case the note will be an "Eleventh District Cost of Funds Rate note;"

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  EURIBOR (as defined below), in which case the note will be a "EURIBOR note;" or

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  any other base rate or interest rate formula as may be set forth in the applicable pricing supplement.

In addition, a floating rate note may bear interest calculated by reference to the lowest of two or more base rates on the applicable interest determination date, determined in the same manner as the base rates are determined for the types of notes described above. Each floating rate note and the applicable pricing supplement will specify the base rate or rates applicable thereto.

        Interest Rate Calculation.    The interest rate on each floating rate note will be calculated by reference to the specified base rate or the lowest of two or more specified base rates, in either case plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The "spread" is the number of basis points to be added to or subtracted from the related base rate or rates applicable to the floating rate note. The "spread multiplier" is the percentage by which the related base rate or rates are to be multiplied to determine the applicable interest rate on the floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the related base rate or rates are calculated. Each floating rate note and the applicable pricing supplement will specify the index maturity and the spread or spread multiplier, if any, applicable thereto.

        Each floating rate note and the applicable pricing supplement will specify whether the rate of interest on the floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually and the date or dates on which the interest rate will be reset (each, an "interest reset date") and the period between interest reset dates (each, an "interest reset period"). Unless otherwise specified in a floating rate note and the applicable pricing supplement, the interest reset date will be, in the case of a floating rate note which resets:

          (a)   daily, each business day;

          (b)   weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate notes, which reset the Tuesday of each week, except as specified below);

          (c)   monthly, the third Wednesday of each month, other than Eleventh District Cost of Funds Rate notes, which will reset the first calendar day of each month;

          (d)   quarterly, the third Wednesday of March, June, September and December of each year;

          (e)   semiannually, the third Wednesday of each of the two months of each year specified in the applicable pricing supplement; and

          (f)    annually, the third Wednesday of the month of each year specified in the applicable pricing supplement.

        Unless otherwise provided in the applicable pricing supplement, commencing with the first interest reset date for any floating rate note following the original issue date of such floating rate note, the rate at which interest on such floating rate note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually, as applicable, whichever is specified as the interest reset period in the applicable pricing supplement. If any interest reset date for any floating rate note would otherwise be a day that is not a business day with respect to such floating rate note, such interest reset date will be the next succeeding day that is a business day with respect to such floating rate note, except that in the case of a LIBOR note or a EURIBOR note (or a note for which LIBOR or EURIBOR is the applicable base rate), if the business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding day that is a business day with respect to such note.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to the interest reset period will be the rate determined on the applicable "interest determination date." Unless otherwise specified in an applicable pricing supplement, the interest determination date will be as set forth below for each note:

  •
  with respect to a Commercial Paper Rate note (the "Commercial Paper Interest determination date"), a Federal Funds Rate note (the "Federal Funds Interest determination date"), and a Prime Rate note (the "Prime Rate Interest determination date"), the interest determination date will be the business day preceding each interest reset date;

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  with respect to a LIBOR note (the "LIBOR Interest determination date"), the interest determination date will be the second London business day preceding each interest reset date;

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  with respect to a CMT Rate note (the "CMT Interest determination date"), the interest determination date will be the second U.S. Government Securities Business Day preceding each interest reset date;

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  with respect to a EURIBOR note (the "EURIBOR determination date"), the interest determination date will be the second TARGET business day preceding each interest reset date;

  •
  with respect to an Eleventh District Cost of Funds Rate note (the "Eleventh District Cost of Funds Interest determination date"), the interest determination date will be the last working day of the month immediately preceding each interest reset date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Eleventh District Cost of Funds Index;

  •
  with respect to a Treasury Rate note (the "Treasury Rate Interest determination date"), the interest determination date will be the day in the week in which the interest reset date falls on which day Treasury Bills normally would be auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday) or, if no auction is held for a particular week, the first business day of that week. If, as a result of a legal holiday, an auction is held on the Friday of the week preceding the interest reset date, the related interest determination date shall be such preceding Friday and if an auction shall fall on any interest reset date, then the interest reset date shall instead be the first business day immediately following the auction; and

  •
  with respect to a note the interest rate of which is determined with reference to two or more base rates, the interest determination date will be the latest business day which is at least two business days prior to the interest reset date for the note on which each base rate shall be determinable. Each base rate shall be determined and compared on that date, and the applicable interest rate shall take effect on the related interest reset date.

        Any floating rate note and the applicable pricing supplement may also specify either or both a maximum interest rate and a minimum interest rate at which interest may accrue during any interest reset period. In addition to any maximum interest rate which may be applicable to any floating rate note pursuant to the above provisions, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for any note in which less than $250,000 has been invested and 25% per annum on a simple interest basis for any note in which $250,000 or more has been invested. These limits may not apply to notes in which $2,500,000 or more has been invested.

        The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date and the interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date, subject in either case to applicable provisions of law and any maximum or minimum interest rate limitation referred to above. The applicable pricing supplement will specify the initial interest rate, which is the interest rate in effect with respect to a floating rate note for the period from the date of original issue to the first interest reset date, or will specify the manner in which such initial interest rate shall be determined.

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360, in the case of Commercial Paper Rate notes, LIBOR notes, Federal Funds Rate notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes and by the actual number of days in the year, in the case of Treasury Rate notes and CMT Rate notes. Unless otherwise specified in an applicable pricing supplement, the interest factor for notes for which the interest rate is calculated with reference to two or more base rates will be calculated in each period in the same manner as if only the lowest applicable base rate specified in the applicable pricing supplement applied.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all amounts used in or resulting from the calculation on floating rate notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

        Unless otherwise specified in an applicable pricing supplement, the trustee will be the "calculation agent" with respect to all floating rate notes. Upon the request of the holder of any floating rate note, the trustee will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date with respect to the floating rate note. If at any time the trustee is not the calculation agent, we will notify the trustee of each determination of the interest rate applicable to any the floating rate note promptly after the determination is made by any successor calculation agent. The "calculation date," where applicable, pertaining to any interest determination date is the date by which the applicable interest rate must be calculated and will be the earlier of (a) the tenth calendar day after the interest determination date, or, if any such day is not a business day, the next succeeding business day and (b) the business day preceding the applicable interest payment date or maturity date, as the case may be. Any such calculation by the calculation agent shall be conclusive and binding on us, the trustee and the holders of the notes, absent manifest error.

        Interest Payment Date.    Except as provided below or in the applicable pricing supplement, the interest payment date will be:

          (a)   in the case of a floating rate note which resets daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, on the third Wednesday of each month or on the third Wednesday of each March, June, September and December of each year, as specified therein and in the applicable pricing supplement;

          (b)   in the case of Eleventh District Cost of Funds Rate notes, on the first calendar day of each March, June, September and December;

          (c)   in the case of a floating rate note which resets quarterly, on the third Wednesday of March, June, September and December of each year;

          (d)   in the case of a floating rate note which resets semiannually, on the third Wednesday of each of the two months of each year specified therein and in the applicable pricing supplement; and

          (e)   in the case of a floating rate note which resets annually, on the third Wednesday of the month of each year specified therein and in the applicable pricing supplement;

and, in each case, at maturity.

        If any interest payment date (other than an interest payment date occurring on the maturity date) for a floating rate note falls on a day that is not a business day with respect to the note, such interest payment date will be the following day that is a business day with respect to that note, except that, in the case of a LIBOR note or a EURIBOR note (or a note for which LIBOR or EURIBOR is the applicable base rate), if the business day is in the next succeeding calendar month, the interest payment date shall be the immediately preceding day that is a business day with respect to that note. If any maturity of a floating rate note falls on a day that is not a business day with respect to the note, the payment of principal and interest may be made on the next succeeding business day with respect to that note, and no interest on that payment shall accrue for the period from and after such maturity. Unless otherwise specified in a floating rate note and the applicable pricing supplement, the regular record date or dates for interest payable on the floating rate note will be the fifteenth day (whether or not a business day) immediately preceding the related interest payment date or dates.

        Regular Floating Rate Notes.    Unless a floating rate note is designated as a floating rate/fixed rate note or an inverse floating rate note, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, the particular floating rate note will be a regular floating rate note and will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any, and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on a regular floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

        Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a floating rate/fixed rate note, the particular floating rate component will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any, and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each interest reset date; provided, however, that:

  •
  the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate; and

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  the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

        Inverse Floating Rate Notes.    If a floating rate note is designated as an "inverse floating rate note," the particular floating rate note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any, and/or

  •
  multiplied by the applicable spread multiplier, if any;

provided, however, that interest on an inverse floating rate note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on an inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

        Certain Definitions.    As used in this prospectus supplement, the terms "H.15(519)" and "H.15 Daily Update" have the following meanings:

  •
  "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

  •
  "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        The interest rate in effect with respect to a floating rate note from the date of issue to the first interest reset date will be the initial interest rate. The interest rate for each subsequent interest reset date will be determined by the calculation agent in accordance with the provisions described below.

Commercial Paper Rate Notes

        Commercial Paper Rate notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any) specified in the Commercial Paper Rate notes and in an applicable pricing supplement. The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Interest determination date.

        Unless otherwise specified in an applicable pricing supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest determination date, the money market yield on such date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519), under the heading "Commercial Paper—Nonfinancial". The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  If the rate is not published by 3:00 P.M., New York City time, on the calculation date pertaining to the Commercial Paper Interest determination date, then the Commercial Paper Rate will be the money market yield on that Commercial Paper Interest determination date of the rate for commercial paper of the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper—Nonfinancial".

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  If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on that calculation date, then the Commercial Paper Rate will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates, as of approximately 11:00 A.M., New York City time, on that Commercial Paper Interest determination date, of three leading dealers of United States dollar commercial paper in New York, New York (which may include one or more of the agents or their affiliates) selected by the calculation agent (after consultation with us) for commercial paper of the specified index maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

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  If the dealers selected by the calculation agent are not quoting offered rates as mentioned in the preceding sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Commercial Paper Interest determination date.

        "Money market yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

money market yield	=	D × 360 360 – (D × M)	× 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR Notes

        LIBOR notes will bear interest at the interest rates (calculated with reference to LIBOR and the spread or spread multiplier, if any) specified in the LIBOR notes and in an applicable pricing supplement. Unless otherwise specified in an applicable pricing supplement, "LIBOR" means the rate determined by the calculation agent in accordance with the following provisions:

          (a)   With respect to a LIBOR Interest determination date, LIBOR will be the rate for deposits in the index currency specified in the applicable pricing supplement having the index maturity specified in the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR Interest determination date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest determination date.

          (b)   If the rate referred to in subparagraph (a) above does not appear on the LIBOR Page by 11:00 A.M., London time, on such LIBOR Interest determination date, LIBOR will be determined as follows:

    •
    The calculation agent will select (after consultation with us) four major reference banks (which may include one or more of the agents or their affiliates) in the London interbank market and will request the principal London office of each of those four selected banks to provide the calculation agent with such bank's quotation of the rate at which deposits in the index currency specified in the applicable pricing supplement having the index maturity specified in the applicable pricing supplement, commencing on the second London business day immediately following such LIBOR Interest determination date, are offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest determination date and in a principal amount of not less than $1,000,000 (or the equivalent in the index currency, if the index currency is not the U.S. dollar) that is representative for a single transaction in such market at such time.

    •
    If at least two such quotations are provided, then LIBOR for such LIBOR Interest determination date will be the arithmetic mean of such quotations.

    •
    If fewer than two quotations are provided, then LIBOR for such LIBOR Interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the applicable principal financial center on such LIBOR Interest determination date by three major banks (which may include one or more of the agents or their affiliates) in such principal financial center selected by the calculation agent (after consultation with us) for loans in the specified index currency to leading European banks having the specified index maturity, commencing on the second London business day immediately following such LIBOR Interest determination date, and in a principal amount of not less than $1,000,000 (or the equivalent in the index currency, if the index currency is not the U.S. dollar) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such LIBOR Interest determination date.

        "Index currency" means the currency (including composite currencies) specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable pricing supplement, the index currency shall be U.S. dollars.

        "LIBOR Page" means either:

  •
  the display on the page specified in the applicable pricing supplement for the purpose of displaying the London interbank rates of major banks for the index currency; or

  •
  if no such page is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service or any such successor service, as the case may be) for the purpose of displaying the London interbank rates of major banks for the index currency.

Federal Funds Rate Notes

        Federal Funds Rate notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any) specified in the Federal Funds Rate notes and in an applicable pricing supplement. The calculation agent will determine the Federal Funds Rate on each Federal Funds Interest determination date.

        Unless otherwise indicated in the applicable pricing supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest determination date:

  •
  If "Federal Funds (Effective) Rate" is specified in the applicable pricing supplement, the Federal Funds Rate will be the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Reuters (or any successor service) on page FEDFUNDS 1 (or any other page as may replace the specified page on that service) ("FEDFUNDS 1 Page") or, if the rate does not so appear on FEDFUNDS 1 Page, or is not so published by 3:00 P.M., New York City time, on the calculation date pertaining to that Federal Funds Interest determination date, the Federal Funds Rate will be the rate on that Federal Funds Interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)".

  •
  If "Federal Funds Open Rate" is specified in the applicable pricing supplement, the Federal Funds Rate will be the rate on that date set forth under the caption "Federal Funds" for the index maturity specified in the applicable pricing supplement opposite the caption "Open" and displayed on Reuters (or any successor service) on page 5 (or any other page as may replace the specified page on that service) ("Reuters Page 5") or, if the rate does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the calculation date pertaining to that Federal Funds Interest determination date, the Federal Funds Rate will be the rate on that Federal Funds Interest determination date displayed on FFPREBON Index page on Bloomberg L.P. ("Bloomberg"), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

  •
  If "Federal Funds Target Rate" is specified in the applicable pricing supplement, the Federal Funds Rate will be the rate on that date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg, or if the rate does not appear on the FDTR Index page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the calculation date, the rate for that day appearing on Reuters (or any successor service) on page USFFTARGET= (or any other page as may replace the specified page on that service) ("Reuters Page USFFTARGET=").

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If, by 3:00 P.M., New York City time, on the calculation date pertaining to the Federal Funds Interest determination date the rate referred to above is not yet published, the Federal Funds Rate for that Federal Funds Interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include one or more of the agents or their affiliates), which brokers have been selected by the calculation agent (after consultation with us), as of 9:00 A.M., New York City time, on that Federal Funds Interest determination date.

  •
  If the brokers selected by the calculation agent are not quoting rates as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Federal Funds Interest determination date.

Treasury Rate Notes

        Treasury Rate notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the spread or spread multiplier, if any) specified in the Treasury Rate notes and in an applicable pricing supplement.

        Unless otherwise specified in an applicable pricing supplement, "Treasury Rate" means, with respect to any Treasury Rate Interest determination date, the rate from the auction held on the Treasury Rate Interest determination date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the index maturity specified in the applicable pricing supplement under the caption "INVEST RATE" on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace that page on that service) ("USAUCTION 10 Page") or page USAUCTION 11 (or any other page as may replace that page on that service) ("USAUCTION 11 Page"), or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page AUCR 18 (or any other page as may replace that page on that service).

        The following procedure will be followed if the Treasury Rate cannot be determined as described above:

  •
  If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury.

  •
  If the rate referred to in the preceding sentence is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for that Treasury Rate Interest determination date will be the Bond Equivalent Yield of the rate on the Treasury Rate Interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

  •
  If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the rate on the Treasury Rate Interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

  •
  If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the rate on the Treasury Rate Interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate Interest determination date, of three leading primary United States government securities dealers (which may include one or more of the agents or their affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury Bills with a remaining maturity closest to the specified index maturity.

  •
  If the dealers selected by the calculation agent are not quoting rates as set forth in the preceding sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Treasury Rate Interest determination date.

        "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield	=	D × N 360 – (D × M)	× 100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Prime Rate Notes

        Prime Rate notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the spread or spread multiplier, if any) specified in the Prime Rate notes and in an applicable pricing supplement, except that the initial interest rate for each Prime Rate note will be the rate specified in the applicable pricing supplement. The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate Interest determination date.

        Unless otherwise specified in an applicable pricing supplement, "Prime Rate" means, with respect to any Prime Rate Interest determination date, the rate published in H.15(519) for that date under the caption "Bank Prime Loan" or, if not so published by 3:00 P.M., New York City time, on the calculation date pertaining to that Prime Rate Interest determination date, the rate on that Prime Rate Interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan".

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If neither rate is so published by 3:00 P.M., New York City time, on the calculation date, the Prime Rate for that Prime Rate Interest determination date will be calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that prime rate interest determination date, or if fewer than four rates are so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the prime rate interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Prime Rate Interest determination date by three major banks (which may include one or more of the agents or their affiliates) in The City of New York selected by the calculation agent (after consultation with us).

  •
  If the banks selected by the calculation agent are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for the interest reset period will be the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no such interest reset period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

        "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

CMT Rate Notes

        CMT Rate notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the spread or spread multiplier, if any) specified in the CMT Rate notes and in the applicable pricing supplement. The calculation agent will determine the CMT Rate on each CMT Interest determination date.

        Unless otherwise specified in the applicable pricing supplement, "CMT Rate" means, with respect to any CMT Interest determination date relating to a CMT Rate note or any floating rate note for which the interest rate is determined with reference to the CMT Rate, if Reuters Page FRBCMT is specified in the applicable pricing supplement:

          (a)   the percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) ("Reuters Page FRBCMT"), or, if not so displayed, on the Bloomberg service (or any successor service) on page NDX 7 (or any other page as may replace the specified page on that service) ("Bloomberg Page NDX 7"), for that CMT Interest determination date, or

          (b)   if the rate referred to in clause (a) does not so appear on Reuters Page FRBCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular index maturity and for that CMT Interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities", or

          (c)   if the rate referred to in clause (b) does not so appear in H.15(519), the rate on that CMT Interest determination date for the period of the particular index maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

          (d)   if the rate referred to in clause (c) is not so published, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three leading primary United States government securities dealers in The City of New York (which may include one or more of the agents or their affiliates) (each, a "Reference Dealer"), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity closest to the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

          (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest determination date;

if Reuters Page FEDCMT is specified in the applicable pricing supplement:

          (a)   the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Reuters (or any successor service) on page FEDCMT (or any other page as may replace the specified page on that service) ("Reuters Page FEDCMT") or, if not so displayed, on the Bloomberg service (or any successor service) on Bloomberg Page NDX7 for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which that CMT Interest determination date falls, or

          (b)   if the rate referred to in clause (a) does not so appear on Reuters Page FEDCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the one-week or one-month, as applicable, average yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the week or month, as applicable, preceding that CMT Interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities", or

          (c)   if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as applicable, average yield for United States Treasury securities at "constant maturity" having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which that CMT Interest determination date falls, or

          (d)   if the rate referred to in clause (c) is not so published, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

          (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

          (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest determination date.

        If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Eleventh District Cost of Funds Rate Notes

        Eleventh District Cost of Funds Rate notes will bear interest at the interest rate (calculated with reference to the Eleventh District Cost of Funds Rate and the spread or spread multiplier, if any) specified in the Eleventh District Cost of Funds Rate notes and in the applicable pricing supplement. The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Interest determination date.

        The "Eleventh District Cost of Funds Rate" means, with respect to any Eleventh District Cost of Funds Rate Interest determination date, the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the Eleventh District Cost of Funds Interest determination date falls as set forth under the caption "11th District" on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) ("COFI/ARMS Page") or, if not so displayed, on Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) ("Bloomberg Page ALLX COF") in each case as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Interest determination date.

        The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

  •
  If the rate does not appear on the COFI/ARMS Page or Bloomberg Page ALLX COF on any related Eleventh District Cost of Funds Interest determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Interest determination date will be the Eleventh District Cost of Funds Rate Index, as defined below.

  •
  If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the Eleventh District Cost of Funds Interest determination date, then the Eleventh District Cost of Funds Rate for that date will be the Eleventh District Cost of Funds Rate in effect on that Eleventh District Cost of Funds Interest determination date.

        The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month immediately preceding the Eleventh District Cost of Funds Interest determination date.

EURIBOR Notes

        EURIBOR notes will bear interest at the interest rate (calculated with reference to the European Interbank Offered Rate for deposits in Euros, or EURIBOR, and the spread or spread multiplier, if any) specified in the EURIBOR notes and in the applicable pricing supplement. The calculation agent will determine EURIBOR on each EURIBOR interest determination date.

        "EURIBOR" means the rate for deposits in Euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, as that rate appears on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace that specified page on that service ("Reuters Page EURIBOR01") as of 11:00 A.M., Brussels time, on the applicable interest determination date.

        If EURIBOR cannot be determined on a EURIBOR interest determination date as described above, then the calculation agent will determine EURIBOR as follows:

  •
  The calculation agent will select four major banks in the Euro-zone interbank market, which may include one or more of the agents or their affiliates.

  •
  The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the EURIBOR interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on such interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in Euros that is representative of a single transaction in such market at such time.

(1)
If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of the quotations.

(2)
If fewer than two quotations are provided, the calculation agent will select four major banks in the Euro-zone, which may include one or more of the agents or their affiliates, and follow the steps in the two bullet points below.

•
The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 A.M., Brussels time, on the EURIBOR interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in Euros that is representative of a single transaction in such market at such time.

•
If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR will be the EURIBOR in effect on the applicable interest determination date.

        "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on the European Union.

Subsequent Interest Periods

        We may provide in the applicable pricing supplement relating to any note that we will have the option to reset the interest rate, or the spread, spread multiplier, or method of calculation, as the case may be, for the note. If we have the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate or the spread, spread multiplier, or method of calculation, as the case may be, may be reset.

        We will notify the trustee whether or not we intend to exercise the option relating to the note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will mail to the holder of the note a reset notice first class, postage prepaid, indicating whether we have elected to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be.

        If we elect to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating the new interest rate or the new spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period, including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of the note.

        Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or the new spread, spread multiplier and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

        Despite the foregoing, not later than 20 days prior to an optional reset date for a note, we may, at our option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

        We can make the revocations by causing the trustee to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear the higher interest rate, or higher spread, spread multiplier, as the case may be, whether or not tendered for repayment.

        The holder of a note will have the option to elect repayment of the note by us on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth above under "Redemption and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

Renewable Notes

        We may also issue from time to time floating rate renewable notes that will bear interest at the interest rate (calculated with reference to a base rate and the spread or spread multiplier, if any) specified in the renewable notes and in the applicable pricing supplement.

        The renewable notes will mature on the respective "initial maturity dates" specified in the applicable pricing supplements (each of which shall be an interest payment date for the applicable renewable notes), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the respective "election dates" specified in the applicable pricing supplements for any renewable notes (each of which shall be an interest payment date for the applicable renewable notes), the maturity of the renewable notes will be automatically extended to the interest payment date occurring twelve months after the election date, unless the holder thereof elects to terminate the automatic extension of the maturity of the renewable notes or of any portion thereof having a principal amount of $2,000 or any multiple of $1,000 in excess thereof by delivering a notice to that effect to the trustee not less than nor more than a number of days to be specified in the applicable pricing supplement prior to the election date. If no such notice period is specified in the applicable pricing supplement, such notice shall be given no less than 30 days nor more than 60 days prior to the election date. This option may be exercised with respect to less than the entire principal amount of the renewable notes; provided that the principal amount for which the option is not exercised is at least $2,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the renewable notes may not be extended beyond the final maturity date, as specified in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and the election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months (unless another period is specified in the applicable pricing supplement) after the election date prior to which the holder made the election.

        An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $2,000 or any multiple of $1,000 in excess thereof by delivering a notice to that effect to the trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which the portion would otherwise mature. A revocation may be made for less than the entire principal amount of the renewable notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the renewable notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $2,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

        An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon the subsequent holder.

        The renewable notes may be redeemed in whole or in part at our option on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement, at a redemption price as stated in the applicable pricing supplement, together with accrued and unpaid interest to the date of redemption. If any renewable note is redeemed in part, such renewable note must be redeemed in a minimum principal amount of $2,000 or a multiple of $1,000 in principal amount in excess thereof; provided that the unredeemed portion of such Redeemable Note must be an authorized denomination. Notwithstanding anything to the contrary in this prospectus supplement, notice of redemption will be provided by mailing a notice of redemption to each holder by first class mail, postage prepaid, at least 180 days (unless otherwise specified in the applicable pricing supplement) prior to the date fixed for redemption. Any redemption of a renewable note shall otherwise be made in accordance with the other terms and provisions set forth in the applicable pricing supplement and in the indenture.

Discount Notes

        Discount notes, and possibly other notes, may be issued at a price less than their face amount, principal amount at stated maturity or "stated redemption price at maturity" or may have certain interest payment characteristics that may result in the notes being treated as issued with original issue discount for United States Federal income tax purposes. See "Material United States Federal Income Tax Considerations." Discount notes may bear no interest, except in the case of a default in payment of principal upon acceleration, at stated maturity or upon redemption or repurchase (if applicable), or may bear no interest for a specified period following the date of issue or may bear interest at a rate that at the time of issuance is below market rates. If any maturity of a discount note which bears no interest falls on a day that is not a business day with respect to the discount note, the payment due at maturity will be made on the following day that is a business day with respect to the discount note as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after maturity.

        In the case of a default in payment of principal upon acceleration, at stated maturity or upon redemption or repurchase (if applicable), the accreted value (as defined below) of discount notes at the date of such default in payment shall bear interest at the "yield to maturity" specified in the applicable note plus 1% (to the extent that the payment of the interest shall be legally enforceable), which shall accrue from the date of the default in payment to the date payment of the principal has been made or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The "accreted value" of a discount note at any date shall be equal to (i) the original issue price of the note plus (ii) the accrued amortization of original issue discount of the note attributable ratably on a daily basis to the period from and including the original issue date to but excluding such date. The calculation of accrual of original issue discount will be computed on the basis of a 360-day year of twelve 30-day months, compounded semiannually.

        If an event of default with respect to a discount note occurs and is continuing, a portion of the principal of the note may be declared or, in certain cases, may automatically become due and payable in the manner and with the effect provided in the indenture. This portion shall be equal to the accreted value of the note at the time of the acceleration. Upon payment (i) of the accreted value and (ii) of interest on any overdue accreted value (to the extent that the payment of interest shall be legally enforceable), all of our obligations in respect of the payment of the principal of and interest, if any, on the note shall terminate.

        If a bankruptcy case is commenced by or against us under the United States Bankruptcy Code (the "Bankruptcy Code"), it is likely that a portion of the face amount of a discount note would be treated as interest and the unamortized portion thereof would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not allowable as part of a claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict accurately what portion, if any, of the face amount of a discount note would be treated as unmatured interest, one possible result is that the bankruptcy court might determine the amount of unmatured interest on the note by reference to the amount of amortized original issue discount of the note for tax purposes or the unamortized debt discount of the note for financial accounting purposes. Each method may yield a substantially different result.

        Holders of notes issued with original issue discount will be required to include the amount of original issue discount in income in accordance with applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. See "Material United States Federal Income Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any discount notes may be described in an applicable pricing supplement.

Currency Indexed Notes

        We may also issue from time to time notes with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to the value of one or more currencies (or composite currencies or currency units).

        The applicable pricing supplement will set forth:

  •
  information as to the one or more currencies (or composite currencies or currency units) to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is indexed;

  •
  the denominated currency of the note;

  •
  the payment currency of the note;

  •
  any material currency risks relating to the specific currencies selected; and

  •
  certain additional tax considerations, if any.

        The denominated currency and the payment currency may be the same currency or different currencies. Unless otherwise specified in the applicable pricing supplement, interest on currency indexed notes shall be paid in the denominated currency based on the face amount of the note at the rate per annum and on the dates set forth in the applicable pricing supplement. Currency indexed notes may include, but are not limited to, notes of the types described below. An investment in a currency indexed note involves special tax considerations. See "Material United States Federal Income Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any currency indexed notes may be described in an applicable pricing supplement.

Currency Linked Securities ("CLS")

        CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency (or composite currency or currency units) (referred to herein as the "indexed currency"). Generally, the fixed amount of indexed currency to which the principal of a CLS will be linked will be approximately equal in value to the face amount of the CLS in the denominated currency based on the exchange rate between the indexed currency and the denominated currency in effect at the time of pricing. The denominated currency, the indexed currency and the payment currency will be identified in the applicable pricing supplement. In addition, the fixed amount of the indexed currency to which the principal of the CLS is linked will be set forth in the applicable pricing supplement for a specific representative face amount of the CLS as well as for the aggregate face amount of all CLS forming part of the same issue.

        Holders of CLS may receive an amount of principal greater than, less than or equal in value to the face amount of CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days (as defined below) prior to stated maturity, in the relative exchange rates of the denominated currency, the payment currency and the indexed currency. "Exchange rate day" means, with respect to any currency conversion, any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close and that is a business day in each of the cities designated in the pricing supplement for the currencies being converted.

        If the payment currency and the indexed currency are not the same, the payment currency equivalent of the indexed currency amount on any date shall be determined in the manner specified in the applicable pricing supplement.

Reverse Currency Linked Securities ("Reverse CLS")

        Reverse CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency (or composite currencies or currency units) (the "first indexed currency") minus the amount of the payment currency equivalent at stated maturity of a fixed amount of another designated currency (or composite currency or currency units) (the "second indexed currency"). The minimum principal amount payable at stated maturity shall be zero. Generally, the fixed amount of the first indexed currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to twice the face amount of the Reverse CLS in the denominated currency, and the fixed amount of the second indexed currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to the face amount of the Reverse CLS in the denominated currency, in each case based on the exchange rate between each indexed currency and the denominated currency in effect at the time of pricing.

        Holders of Reverse CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Reverse CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days prior to stated maturity in the relative exchange rates of the denominated currency, the payment currency and the first and second indexed currencies.

        The denominated currency, the first and second indexed currencies and the payment currency will be identified in the applicable pricing supplement. In addition, the fixed amounts of the first and second indexed currencies to which the principal of the Reverse CLS is linked shall be set forth in the applicable pricing supplement for a specific representative face amount of the Reverse CLS as well as for the aggregate face amount of all Reverse CLS forming part of the same issue.

        If the payment currency and the first indexed currency or the second indexed currency are not the same, the payment currency equivalent of the first indexed currency amount or the second indexed currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable pricing supplement.

Multicurrency Currency Linked Securities ("Multicurrency CLS")

        Multicurrency CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency (or composite currency or currency units) (the "first indexed currency") plus or minus the payment currency equivalent at stated maturity of a fixed amount of a second designated currency (or composite currency or currency units) (the "second indexed currency") plus or minus the payment currency equivalent at stated maturity of a fixed amount of a third designated currency (or composite currency or currency units) (the "third indexed currency"). The minimum principal amount payable at stated maturity shall be zero. Generally, the added and subtracted fixed amounts of the first, second and third indexed currencies to which the principal of a Multicurrency CLS will be linked will have an aggregate value approximately equal to the face amount of the Multicurrency CLS in the denominated currency based on exchange rates between each indexed currency and the denominated currency in effect at the time of pricing.

        Holders of Multicurrency CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Multicurrency CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days prior to maturity in the relative exchange rates for the denominated currency, the payment currency and the first, second and third indexed currencies.

        The denominated currency, each indexed currency, the payment currency and whether the fixed amounts of the second and third indexed currencies are to be added or subtracted to determine the principal amount payable at stated maturity of the Multicurrency CLS shall be set forth in the applicable pricing supplement. In addition, the fixed amounts of the first, second and third indexed currencies to which the principal of the Multicurrency CLS is linked shall be set forth in the applicable pricing supplement for a specific representative face amount of the Multicurrency CLS as well as for the aggregate face amount of all Multicurrency CLS forming part of the same issue. As used herein, "added indexed currency" means the first indexed currency and any other indexed currency that is added to determine the principal amount payable at stated maturity of the Multicurrency CLS and a "subtracted indexed currency" means an indexed currency that is subtracted to determine the principal amount payable at stated maturity of the Multicurrency CLS.

        If any added indexed currency or subtracted indexed currency is not the same as the payment currency, the payment currency equivalent of the added indexed currency amount or subtracted index currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable pricing supplement.

Payments upon Acceleration of Maturity

        If the principal amount payable at the stated maturity of any CLS, Reverse CLS or Multicurrency CLS shall be declared due and payable prior to its stated maturity, the amount payable with respect to the note will be paid in the denominated currency and will equal the face amount of the note plus accrued interest to but excluding the date of payment.

Notes Linked to Commodity Prices, Equity Indices or Other Factors

        We may issue from time to time notes with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more commodity prices, equity indices or other factors and on any other terms as may be set forth in the applicable pricing supplement.

Payments on Amortizing Notes

        We may also issue notes, from time to time, as amortizing notes. "Amortizing notes" are notes for which payments of principal and interest are made in equal installments over the life of the note. Interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.

Extension of Maturity

        We will provide in the applicable pricing supplement relating to each note whether we have the option to extend the stated maturity of the note for one or more whole year periods (each an "extension period") up to but not beyond the final maturity date set forth in such pricing supplement and the basis or formula, if any, for setting the interest rate or the spread or spread multiplier, as the case may be, applicable to any such extension period.

        We may exercise the option with respect to a note by notifying the trustee of the exercise at least 45 but not more than 60 days prior to the original stated maturity date of the note in effect prior to the exercise of the option. No later than 40 days prior to the original stated maturity date, the trustee will mail to the holder of the note an extension notice relating to the extension period, first class, postage prepaid, setting forth:

  •
  our election to extend the stated maturity of the note;

  •
  the new stated maturity;

  •
  in the case of a fixed rate note, the interest rate applicable to the extension period;

  •
  in the case of a floating rate note, the spread or spread multiplier applicable to the extension period; and

  •
  the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which the redemption may occur during the extension period.

        Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of the note shall be extended automatically as set forth in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice.

        Notwithstanding the above, not later than 20 days prior to the original stated maturity date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread or spread multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice shall be irrevocable. All notes with respect to which the original stated maturity date is extended will bear the higher interest rate, in the case of a fixed rate note, or higher spread or spread multiplier, in the case of a floating rate note, for the extension period.

        If we elect to extend the stated maturity of a note, the holder of the note may, if provided for in the applicable pricing supplement, have the option to require repurchase of the note by us on the original stated maturity date at a price equal to the principal amount thereof plus any accrued interest to that date. In order for a note to be so repurchased on the original stated maturity date, the holder thereof must follow the procedures set forth above under "Redemption and Repurchase" for repurchase at the option of the holder, except that the period for delivery of the note or notification to the trustee shall be at least 30 but not more than 35 business days prior to the original stated maturity date and except that a holder who has tendered a note for repurchase pursuant to an extension notice may, by written notice to the trustee, revoke the tender for repayment until the close of business on the tenth day prior to the original stated maturity date.

Book-Entry Notes and Information Relating to DTC

        The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC's control and are subject to changes by DTC, from time to time. Neither we nor the agents take any responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by its principal users, which include banks, broker-dealers, mutual funds and other financial institutions.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

  •
  The rules applicable to DTC and its participants are on file with the Commission.

        Unless otherwise specified in the applicable prospectus supplement, DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). Upon issuance, all book-entry notes having the same original issue date, stated maturity and other terms will be represented by the same global security or securities. One fully registered global security will be issued for all such book-entry notes having the same original issue date, stated maturity and other terms and will be deposited with or on behalf of DTC. If, however, the aggregate principal amount of any book-entry notes with the same stated maturity and other terms exceeds $500,000,000, then one global security will be issued with respect to each $500,000,000 of principal amount, and an additional global security will be issued with respect to any remaining principal amount of such notes.

        Purchases of book-entry notes under DTC's system must be made by or through direct participants, which will receive a credit for such book-entry notes on DTC's records. The ownership interest of each actual purchaser of each book-entry note represented by a global security ("Beneficial Owner") is in turn to be recorded on the records of direct participants and indirect participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners.

        To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; DTC's records reflect only the identity of the direct participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry notes represented by such global security for all purposes under the indenture. Except as provided below, Beneficial Owners of a global security or securities will not be entitled to have book-entry notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of book-entry notes in definitive form (except under the limited circumstances described below) and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect, from time to time.

        If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities with the same stated maturity and other terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such global securities to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Payments of principal, premium, if any, and/or interest, if any, on the global securities representing the book-entry notes will be made to DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detailed information from us or the trustee for such notes on the payable date in accordance with the respective holdings shown on DTC's records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, on any of the global securities representing book-entry notes to DTC is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of direct participants and indirect participants.

        A Beneficial Owner will give notice of any option to elect to have its book-entry notes repaid by us, through its participant, to the trustee, and will effect delivery of the applicable book-entry notes by causing the participant to transfer the participant's interest in the global security or securities representing such book-entry notes, on DTC's records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by direct participants on DTC's records.

        DTC may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to us. If at any time DTC notifies us that it is unwilling or unable to continue as depositary for the global securities, we are required to appoint a successor depositary. However, if a successor depositary for the global securities is not appointed by us within 90 days after our receiving such notice, we are required to execute and deliver definitive notes in exchange for global securities.

        We may at any time and in our sole discretion determine that notes shall no longer be represented by global securities, in which event we are required to execute and deliver definitive notes in exchange for the global securities.

        If we issue definitive notes in exchange for global securities as described in the two preceding paragraphs, such definitive notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and each such definitive note with have the same stated maturity and other terms as the global security for which it is exchanged.

        The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

Clearstream Luxembourg and Euroclear Systems

        Investors may elect to hold interests in book-entry notes through either DTC or Clearstream Banking S.A. ("Clearstream Luxembourg") or Euroclear Bank S.A./N.V. or its successor, as operator of the Euroclear System ("Euroclear") if they are participants in those systems, or indirectly, through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests in book-entry notes on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' respective names on the books of DTC.

        Clearstream Luxembourg has advised us that it was incorporated under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream Luxembourg in many currencies, including United States dollars. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

        As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier (Commission for the Supervision of the Financial Sector). Clearstream Luxembourg Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the agents or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg Participant.

        Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

        Euroclear has advised us that it was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the agents or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of, or relationship with, persons holding through Euroclear Participants.

        Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary of Euroclear.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear Participants, on the

other, will be effected within DTC in accordance with DTC's rules on behalf of the relevant European clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in book-entry notes in DTC, and making or receiving payment through DTC in accordance with normal procedures. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of interests in book-entry notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Luxembourg Participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of interests in book-entry notes by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

        The information in this section concerning DTC, Euroclear and Clearstream Luxembourg has been obtained from sources that we believe to be reliable but neither we nor any agent takes any responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States Federal income tax consequences of the acquisition, disposition and ownership of notes to the beneficial owners of the notes that purchase notes upon the original issuance at the "issue price," as defined below. This summary is based on existing law, which is subject to change, possibly retroactively. This discussion does not address all aspects of United States Federal income taxation that may be important to a particular holder in light of the holder's personal circumstances, such as holders that hold notes as a position in a "straddle," "hedge," or "appreciated financial position" for Federal income tax purposes, United States Holders, as defined below, that have a functional currency other than the United States dollar, or holders subject to special treatment under United States Federal income tax law, including financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, broker-dealers, certain former citizens or former long-term residents of the United States, partnerships or other pass-through entities, hybrid entities, and certain trusts. This discussion does not address the United States Federal estate (except as set forth below with respect to Non-United States Holders) or gift tax laws or any aspects of foreign, state, or local tax laws. This summary assumes that purchasers will hold the notes as "capital assets" as defined in the Code. Prospective investors are urged to consult their tax advisors regarding the United States Federal income tax consequences of acquiring, holding, and disposing of notes in light of their particular situations, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

        The specific United States Federal income tax consequences of acquiring, holding and disposing of certain notes with special features, such as notes with respect to which we have the option to reset the interest rate, spread, spread multiplier, or method of calculation, renewable notes, currency indexed notes (including currency linked securities, reverse currency linked securities, and multicurrency currency linked securities), notes linked to commodity prices, equity indices, or other indices or factors, or notes with respect to which we have the option to extend the stated maturity of the notes, will be discussed in the applicable pricing supplement.

        For purposes of this summary, the term "United States Holder" means a beneficial owner of a note that is, for United States Federal income tax purposes, a citizen or resident of the United States, a corporation (or any other entity electing to be treated as a corporation) created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, an estate the income of which is includible in gross income for United States Federal income tax purposes regardless of its source, or a trust the administration of which is subject to the primary supervision of a United States court and one or more United States persons have the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, has elected to continue to be treated as a United States person. As used herein, the term "Non-United States Holder" means a holder of a note (other than an entity that is classified as a partnership) that is not a United States Holder.

        If a partnership is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their tax advisors about the United States Federal income tax consequences of the acquisition, ownership, and disposition of notes.

UNITED STATES HOLDERS

In General

Interest and Original Issue Discount

        In general, payments of interest on a fixed rate note will be taxable to a United States Holder at the time it accrues or is actually or constructively received in accordance with the United States Holder's regular method of accounting for United States Federal income tax purposes. Notes may be issued with original issue discount for United States Federal income tax purposes if the "stated redemption price at maturity" of a note exceeds its "issue price" by more than one quarter of one percent of the note's "stated redemption price at maturity" multiplied by the number of complete years from its issue date to maturity. The "issue price" of a note will be the first price at which a substantial amount of an offering of notes is sold for money, other than to an underwriter, placement agent, or wholesaler. The "stated redemption price at maturity" of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. If a note with a term greater than one year is issued with original issue discount, the United States Holder of the note will be required to include amounts in gross income for United States Federal income tax purposes in advance of the receipt of the cash payment to which such income is attributable. The amount of original issue discount to be included in income in any taxable year of the United States Holder will be determined on the basis of compounding at the close of each accrual period within the taxable year. Under these rules, a United States Holder will include in income increasingly greater amounts of original issue discount in each successive accrual period. Any amounts included in income as original issue discount will increase a United States Holder's adjusted tax basis in the note. The treatment of currency indexed notes, floating rate notes, and notes with contingent payments is described below. Additional information with respect to such treatment may be set forth in the applicable pricing supplement. Disney will report annually to the IRS and to each United States Holder the amount of original issue discount accrued on a note.

        In the case of notes that have a fixed maturity of one year or less, accrual basis taxpayers, taxpayers in certain specified classes, and cash basis taxpayers making an appropriate election will be required to include original issue discount in income currently. A cash basis United States Holder that makes such an election cannot revoke the election without the consent of the IRS and such election applies to all short-term obligations acquired by the United States Holder in the taxable year in which the election is made and in all subsequent taxable years. Individuals and other non-electing cash basis taxpayers holding such short-term notes will not include original issue discount in income until the cash payments, including proceeds of sale, attributable to such amounts are received. Such amounts will be treated as ordinary income. A United States Holder that does not recognize original issue discount income currently may be subject to limitations on the deductibility of interest on indebtedness incurred to purchase or carry such a note.

Disposition of Notes

        A United States Holder of a note will generally recognize gain or loss on the sale, redemption, exchange, or other disposition of the note in an amount equal to the difference between the amount realized (except to the extent attributable to accrued and unpaid interest, which will be taxable as such) and the United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will equal such United States Holder's initial investment in the note increased by an original issue discount included in income and decreased by the amount of any payments, other than qualified stated interest payments, received. Subject to the foregoing discussion of original issue discount, such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition. To the extent an amount received upon sale, redemption, exchange, or other disposition of the note is allocable to accrued but unpaid interest, such amount will be treated as interest income.

Currency Indexed Notes

        A United States Holder will be subject to tax on interest on notes that are denominated in, or determined by reference to, a currency or currencies other than the United States dollar in accordance with such United States Holder's regular method of accounting for United States Federal income tax purposes. Regardless of whether an interest payment is in fact converted into United States dollars, the amount of interest income (including any original issue discount) required to be included in income will generally be (i) in the case of a cash basis taxpayer, the United States dollar value of the foreign currency interest payment based on the exchange rate in effect on the date of actual or constructive receipt of the payment plus the amount of any accrued original issue discount, as described below, and (ii) in the case of an accrual basis taxpayer, the United States dollar value of the accrued amounts based on the average exchange rate in effect during the interest accrual period unless an election is made pursuant to Treasury Regulations to use a different exchange rate. Such United States dollar value will be the United States Holder's tax basis in the foreign currency received. The amount of original issue discount on a note required to be included in income will be computed for each accrual period in the foreign currency and then translated into a United States dollar value based on the average exchange rate in effect during the accrual period.

        An accrual basis taxpayer will recognize gain or loss upon the receipt of interest payments in a foreign currency on a foreign currency note as a result of fluctuations in currency exchange rates between the dates of accrual and receipt. Such gain or loss will be equal to the United States dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt of such payment decreased by the amount originally accrued. Similarly, upon the sale, exchange, or retirement of a foreign currency note, a United States Holder that receives proceeds in a foreign currency attributable to original issue discount or, in the case of an accrual basis taxpayer, accrued but unpaid interest, will recognize gain or loss realized as a result of fluctuations in currency exchange rates between the dates of accrual and receipt. Such gain or loss will be treated as ordinary income or loss.

        A United States Holder's tax basis in a foreign currency note will generally be the United States dollar value of the foreign currency amount paid for such note based on the exchange rate in effect on the date of purchase of the note, increased by the United States dollar value of any accrued original issue discount on the note that the United States Holder has included in gross income, and decreased by the United States dollar value of foreign currency units received as payments on the note other than payments of qualified stated interest. A United States Holder that converts United States dollars to a foreign currency and immediately uses that currency to purchase a note denominated in the same currency will ordinarily not recognize gain or loss in connection with such conversion and purchase. If a United States Holder uses previously acquired foreign currency to purchase a note, the United States Holder will recognize gain or loss in an amount equal to the difference between the United States Holder's tax basis in the foreign currency and the United States dollar fair market value of the foreign currency based on the exchange rate in effect on the date of purchase. Gain or loss will be recognized upon the sale, redemption, exchange, or other disposition of a foreign currency note equal to the United States dollar value of the foreign currency received upon such disposition less the United States dollar tax basis in the note. To the extent that gain or loss is recognized as a result of fluctuations in the value of the foreign currency, such gain or loss will be ordinary income or loss.

        Foreign currency received or accrued as interest on a note or on the sale, redemption, exchange, or other disposition of a note will have a tax basis equal to its United States dollar value based on the exchange rate in effect at the time such interest is received or accrued or at the time of such disposition. Any gain or loss recognized on a sale or other disposition of the foreign currency will be ordinary income or loss.

Floating Rate Notes

        Floating rate notes will generally be governed by Treasury Regulations with respect to variable rate debt instruments. A "variable rate debt instrument" is generally a debt instrument (i) with an issue price that does not exceed the sum of the noncontingent principal payments to be made on the note by more than a specified de minimis amount and (ii) that provides for stated interest unconditionally payable or compounded at least annually at current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate, or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate. A "qualified floating rate" is a rate that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. An objective rate is a rate that is determined using a single fixed formula and that is based on objective financial or economic information. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate whose variations can reasonably be expected to reflect inversely contemporaneous variations in the qualified floating rate. Disney will provide notice in the applicable pricing supplement when it determines that a particular floating rate note will qualify as a variable rate debt instrument subject to the rules described in this section. A variable rate debt instrument issued for a price equal to its stated principal amount will generally not be subject to the original issue discount rules described above. A variable rate debt instrument may be subject to those rules if, among other circumstances, it is issued at a price less than its stated principal amount. To determine the amount of any original issue discount to be included in income for each accrual period, the variable rate debt instrument must be converted into a fixed rate debt instrument by substituting an appropriate fixed rate for the variable rate or rates, and then the rules discussed above with respect to original issue discount will be applied. In certain circumstances, if the interest actually accrued or paid during an accrual period is greater or less than the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument, appropriate adjustments must be made to the original issue discount allocable to the period.

Contingent Payment Debt Instruments

        Certain notes may be treated as contingent payment debt instruments. Disney will provide notice in the applicable pricing supplement when it determines that a particular note will be treated as a contingent payment debt instrument. Interest on notes that are treated as contingent payment debt instruments will accrue under a constant yield method based upon a comparable yield and a projected payment schedule to be established by Disney in accordance with Treasury Regulations and reported by Disney to United States Holders. The projected payment schedule for the notes will consist of all stated principal payments, all non-contingent payments and a projected amount and time for each contingent payment. Because the yield of the notes for United States Federal income tax purposes will be determined assuming that the projected payments are made at definite dates, a United States Holder's income inclusions may be earlier than the time when payments under the notes are in fact made. United States Holders will generally be bound by the comparable yield and the projected payment schedule. Nevertheless, the IRS may disregard a projected payment schedule it determines to be unreasonable.

        If the actual amount of a contingent payment differs from the projected amount of the payment, the difference will result in a positive or negative adjustment, which will generally increase or decrease the amount includible in income as interest on the notes. Positive and negative adjustments for a taxable year will be netted. A net positive adjustment for the taxable year will be treated by the United States Holder as additional interest for the year. A net negative adjustment for the taxable year will first offset the interest that would have accrued on the notes for the taxable year based on the projected payment schedule. If the net negative adjustment exceeds the amount of interest that would have accrued on the notes for the taxable year, the excess will be treated as an ordinary loss to the extent of all interest, including net positive adjustments, accrued on the notes in prior years. If any negative adjustment remains, it will be carried forward as a negative adjustment for succeeding taxable years. Any unused net negative adjustment at the time of disposition of the notes will reduce the amount realized by the United States Holder.

        In general, any gain recognized by a United States Holder on the sale, exchange, or retirement of a note treated as a contingent payment debt instrument will be treated as ordinary interest income rather than capital gain, and any loss recognized will generally be treated as ordinary loss rather than capital loss to the extent of prior unpaid interest inclusions on the note that have not been offset by negative adjustments.

Backup Withholding and Information Reporting

        A United States Holder will generally need to provide a social security number or other taxpayer identification number along with certain certifications under penalties of perjury in order to avoid backup withholding with respect to payments on and the proceeds of a sale of a note. In addition, such payments will generally be subject to information reporting. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such United States Holder's United States Federal income tax liability and may entitle the United States Holder to a refund, provided the required information is furnished to the IRS in a timely manner. The backup withholding rate is currently 28%.

Medicare Tax on Net Investment Income

        A United States Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United

States Holder's "net investment income" (in the case of individuals) or "undistributed net investment income" (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the United States Holder's "modified adjusted gross income" (in the case of individuals) or "adjusted gross income" (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A United States Holder's net investment income generally will include its interest income on the notes and its net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

NON-UNITED STATES HOLDERS

        Under present United States Federal income and estate tax law and subject to the discussion of backup withholding below:

  (a)
  payments of interest (including any original issue discount) on the notes to any Non-United States Holder will generally not be subject to United States Federal income or withholding tax, provided that (1) the Non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Disney entitled to vote, (2) the Non-United States Holder is not (i) a bank receiving interest described in section 881(c)(3)(A) of the Code, or (ii) a controlled foreign corporation that is related to Disney through actual or constructive stock ownership, (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the Non-United States Holder and (4) either (i) the Non-United States Holder certifies under penalties of perjury that such Non-United States Holder is not a "U.S. person," as defined in the Code, and provides the Non-United States Holder's name and address or (ii) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-United States Holder certifies under penalties of perjury that such statement has been received from the Non-United States Holder by it or by another financial institution between it and the Non-United States Holder and furnishes a copy of the statement to the payor;

  (b)
  a Non-United States Holder generally will not be subject to United States Federal income tax on gain realized on the sale, exchange, retirement or other disposition of a note, unless (1) such Non-United States Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of the Non-United States Holder; and

  (c)
  notes held at the time of death by an individual who is not a citizen or a resident of the United States will not be included in such Non-United States Holder's gross estate for United States federal estate tax purposes, provided that the individual did not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Disney entitled to vote and the income on the notes was not effectively connected with the conduct of a United States trade or business by the individual.

Foreign Account Tax Compliance Act

        Under the provisions of the Hiring Incentives to Restore Employment Act (the "HIRE Act") and associated final Treasury Regulations and IRS guidance (such provisions commonly known as "FATCA"), under certain circumstances, payments of U.S. source income on, and the gross proceeds from the disposition of, notes made to certain foreign entities may be subject to withholding of U.S. federal income tax at a rate of 30% unless various information reporting requirements are satisfied. These rules generally would apply to payments of interest whenever made and the gross proceeds from the sale, exchange, retirement or other disposition of notes after December 31, 2018 made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary), that fail to certify under penalties of perjury, among other things, that such person qualifies for an exemption from FATCA withholding or otherwise comply with certain information reporting obligations. Non-United States Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their purchase, ownership and disposition of the notes.

Backup Withholding and Information Reporting

        Backup withholding and information reporting will not apply to payments made by Disney or our paying agent on the notes to a Non-United States Holder if the certifications described in clause (a)(4) under "—Non-United States Holders" above are received. Payment of interest made on a note by Disney or our paying agent will, however, be required to be reported by the payor to the IRS on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

        The payments of the proceeds of the sale or other disposition of a note by a Non-United States Holder to or through the United States office of any broker, United States or foreign, generally will be reported to the IRS and reduced by backup withholding at the applicable rate (currently 28 percent), unless the Non-United States Holder certifies its status as a Non-United States Holder under penalties of perjury, furnishes the broker with other documentation upon which the broker may rely to treat the payment as made to a Non-United States Holder in accordance with United States Treasury Regulations, or otherwise establishes an exemption. The payment of the proceeds of the sale or other disposition of a note by a Non-United States Holder to or through a non-United States office of a non-United States broker generally will not be reduced by backup withholding or reported to the IRS unless the non-United States broker has certain enumerated connections with the United States. In general, the payment of proceeds of the sale or other disposition of a note by a Non-United States Holder to or through a non-United States office of a broker that is a United States person or has certain enumerated connections with the United States will be reported to the IRS and may be reduced by backup withholding at the applicable rate unless the certification or documentation requirements described above (relating to a sale of notes to or through the United States office of a broker) are met or the Non-United States Holder otherwise establishes an exception.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Disclosure Regulations

        In general, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely disclose its participation in a "reportable transaction" (as defined in Treasury Regulations promulgated under Section 6011 of the Code (the "Disclosure Regulations")). A taxpayer complies with this disclosure obligation by attaching IRS Form 8886 (Reportable Transaction Disclosure Statement) to its federal income tax return for each taxable year during which the taxpayer participated in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a "loss transaction" constitutes a "reportable transaction." A "loss transaction" is any transaction resulting in the taxpayer claiming a loss under section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Disclosure Regulations specifically provide that a loss resulting from certain foreign currency transactions will constitute a section 165 loss. The Disclosure Regulations provide, however, that the fact that a transaction is a reportable transaction does not affect the legal determination of whether the taxpayer's treatment of the transaction is proper.

        Persons considering the purchase of the notes should consult their own tax advisors concerning the application of the rules contained in the Disclosure Regulations with respect to an investment in the notes and to determine their own tax return disclosure obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886.

PLAN OF DISTRIBUTION

        The notes are being offered on a continuing basis for sale by us through Banca IMI S.p.A., Blaylock Beal Van, LLC, BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, CastleOak Securities, L.P., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lebenthal & Co., LLC, Lloyds Securities Inc., Loop Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Samuel A. Ramirez & Company, Inc., RBC Capital Markets, LLC, Siebert Brandford Shank & Co., L.L.C., SMBC Nikko Securities America, Inc., Société Générale, Standard Chartered Bank, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and The Williams Capital Group, L.P. (each, an "agent," and collectively, the "agents"), who have agreed to act as our agents in the solicitation of offers to purchase the notes. Unless otherwise indicated in the applicable pricing supplement, we will pay the agent through which a note has been sold a commission which, depending on the stated maturity of such note or, in the case of notes which are subject to repurchase by us at the option of the holder, the period of time until the first purchase date specified in the applicable note, will range from .125% to .750% of the principal amount (or in the case of a discount note, the price to public) of such note, except that in the case of a note with a stated maturity 30 years or more from the date of issuance such commission shall be determined by us and the relevant agents.

        We may also sell notes to an agent, as principal, for resale to investors or other purchasers. In addition, the agents may offer the notes they have purchased as principal to other dealers at a discount, and the agents and those dealers may allow a discount on the sales of those notes to the other dealers. Unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such agent from us. Unless otherwise indicated in the applicable pricing supplement, any notes sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale by such agent or may be resold to certain dealers as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price (in the case of notes to be resold at a fixed public offering price) and discounts may be changed. We have agreed to reimburse the agents for certain expenses.

        In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, such agent(s) will be permitted to engage in certain transactions that stabilize the market price of notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the market price of notes. If the agent creates or the agents create, as the case may be, a short position in notes, i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, such agent(s) may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the market price of notes to be higher than it might be in the absence of such purchases.

        Neither we nor any of the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any of the agents make any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

        We reserve the right to sell notes to or through others and to sell notes directly on our own behalf in those jurisdictions where we are authorized to do so or through additional agents, acting either as agent or principal. Any other agent or underwriter will be identified in an applicable pricing supplement. No commission will be allowed or be payable on any sales made directly by us.

        Payment of the purchase price of the notes will be required to be made in immediately available funds on the date of settlement.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice and have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes in whole or in part. An agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it.

        Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify severally the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof.

        There is no established trading market for the notes and the notes will not be listed on any securities exchange. The agents have advised us that they may from time to time purchase and sell notes in the secondary market, as permitted by applicable laws and regulations. The agents are not obligated, however, to make any such purchases and sales and any such purchases and sales may be discontinued at any time without notice at the sole discretion of the agents. There can be no assurance that there will be a secondary market for the notes or as to the liquidity in the secondary market if one develops.

        The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the agents and their respective affiliates have in the past engaged and may from time to time in the future engage in investment banking, commercial banking and/or other transactions with, and have provided and may in the future provide investment banking, commercial banking and/or other services for, Disney and its affiliates, for which they have received and may in the future receive fees and expenses. Among other things, as of the date of this prospectus supplement, affiliates of some of the agents are lenders under our bank credit facilities and an affiliate of one of the agents is the trustee under the indenture under which the notes will be issued.

        In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Disney and its affiliates. Agents or their affiliates that have a lending relationship with us, routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and financial instruments.

        Banca IMI S.p.A. is not a U.S. registered broker-dealer, and will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority, Inc. ("FINRA").

        Société Générale is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through its registered U.S. broker-dealer SG Americas Securities, LLC.

        Standard Chartered Bank is not a U.S. registered broker-dealer, and will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

        Canada.    The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        European Economic Area.    None of this prospectus supplement, the accompanying prospectus nor any related pricing supplement or free writing prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement and the accompanying prospectus have been prepared, and any related pricing supplement and free writing prospectus will be prepared, on the basis that all offers of the notes made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from requirements to produce a prospectus in connection with offers and sales of the notes. Neither Disney nor the agents have authorized, nor does it or do they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by agents which constitute the final placement of the notes contemplated in this prospectus supplement.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each agent has severally represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus or pricing supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State at any time:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent or agents nominated by Disney for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require Disney or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

        United Kingdom.    Each agent has severally represented and agreed that:

  (a)
  in relation to any notes which have maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000, as amended ("FSMA") by Disney;

  (b)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Disney; and

  (c)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        Hong Kong.    The contents of this prospectus supplement, the accompanying prospectus or any pricing supplement have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement, the accompanying prospectus or any pricing supplement does not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or have in its possession for the purpose of issue, this prospectus supplement, the accompanying prospectus or any pricing supplement or any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than in relation to the notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("SFO") and the subsidiary legislation made thereunder) or in circumstances which do not result in this prospectus supplement, the accompanying prospectus or any pricing supplement being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) ("CO") or which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the notes is personal to the person to whom this prospectus supplement, the accompanying prospectus or any pricing supplement has been delivered by or on behalf of the Company, and a subscription for the notes will only be accepted from such person. No person to whom a copy of this prospectus supplement, the accompanying prospectus or any pricing supplement is issued may issue, circulate or distribute this prospectus supplement, the accompanying prospectus or any pricing supplement in Hong Kong or make or give a copy of this prospectus supplement, the accompanying prospectus or any pricing supplement to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement, the accompanying prospectus or any pricing supplement, you should obtain independent professional advice.

        Singapore.    This prospectus supplement, the accompanying prospectus and any pricing supplement have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer pursuant to Section 276(4)(i)(B) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

        Japan.    The notes have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended the "FIEA"). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan or having its principal office in Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

        Italy.    The offering of the notes has not been registered pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the notes be distributed in the Republic of Italy, except:

  (i)
  to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the "Financial Services Act") and Article 34-ter, first paragraph, letter b) of Commissione Nazionale per le Società e la Borsa ("CONSOB") Regulation No. 11971 of 14 May 1999, as amended from time to time ("Regulation No. 11971"); or

  (ii)
  in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

        Any offer, sale or delivery of the notes or distribution of copies of this prospectus supplement or any other document relating to the notes in the Republic of Italy under (i) or (ii) above must be:

  (a)
  made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of September 1, 1993, as amended (the "Banking Act"); and

  (b)
  in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

  (c)
  in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or any other Italian authority.

        Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the notes on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such notes being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

LEGAL MATTERS

        Certain legal matters with respect to the legality of the securities being offered hereby will be passed upon for us by White & Case LLP, New York, New York. Sidley Austin LLP, San Francisco, California, will act as counsel for the agents. White & Case LLP has from time to time represented, and continues to represent, certain of the agents in connection with certain unrelated legal matters. Sidley Austin LLP from time to time represents Disney in connection with certain unrelated legal matters.

PROSPECTUS

THE WALT DISNEY COMPANY
500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS
UNITS

        We may offer from time to time the following types of securities:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

  •
  shares of our common stock;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

  •
  any combination of these securities, individually or as units.

        We may sell these securities for U.S. dollars or a foreign currency, and payments on these securities may be made in U.S. dollars or a foreign currency. The securities may be offered separately or together in any combination and as separate series.

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

        Investing in our securities involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, as well as the applicable prospectus supplement.

        Our common stock is traded on the New York Stock Exchange under the symbol "DIS."

        We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

        This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 20, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized any person to give any information or to make any representation in connection with this prospectus other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

        Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$," "dollars," "U.S. dollars" or "U.S.$"), and references to a "prospectus supplement" include both prospectus supplements and pricing supplements.

FORWARD-LOOKING INFORMATION

        The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of us. We may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus, any related prospectus supplement, the documents incorporated and deemed to be incorporated by reference in this prospectus and other filings with the Securities and Exchange Commission and in reports to our shareholders. Such statements may, for example, express expectations or projections about future actions that we may take, including restructuring or strategic initiatives, or about developments beyond our control, including changes in domestic or global economic conditions. Additional factors are set forth in our Annual Report on Form 10-K for the year ended October 3, 2015 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, "Risk Factors" as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission that include "Risk Factors" or that discuss risks to us. These statements are made on the basis of management's views and assumptions as of the time the statements are made and we undertake no obligation to update these statements. There can be no assurance, however, that our expectations will necessarily come to pass.

OUR COMPANY

        The Walt Disney Company, together with the subsidiaries through which its businesses are conducted, is a diversified worldwide entertainment company with operations in the following business segments: Media Networks, Parks and Resorts, Studio Entertainment and Consumer Products & Interactive Media. Unless otherwise expressly stated or the context otherwise requires, the terms "Company" and "we" are used to refer collectively to the parent company and the subsidiaries through which our various businesses are actually conducted. To find out how to obtain more information regarding us and our business, you should read the documents incorporated and deemed to be incorporated by reference in this prospectus that are described in the section of this prospectus entitled "Where You Can Find More Information."

        Our principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and our telephone number is (818) 560-1000.

Media Networks

        The Company operates cable programming services (including the ESPN, Disney Channels, ABC Family and UTV/Bindass networks), broadcast businesses (including the ABC TV Network and eight owned television stations), and radio businesses (consisting of the ESPN Radio Network, including four owned ESPN radio stations and the Radio Disney Network, which operates from an owned radio station in Los Angeles). The ABC TV and ESPN Radio Networks have affiliated stations providing coverage to consumers throughout the U.S. The Company also produces original live-action and animated television programming, which may be sold in network, first-run syndication and other television markets worldwide, through online services and on DVD and Blu-ray formats. The Company has interests in media businesses that are accounted for under the equity method including A&E Television Networks LLC, Seven TV, CTV Specialty Television, Inc., and Hulu LLC. Our Media Networks business also operates branded internet sites.

Parks and Resorts

        The Company owns and operates the Walt Disney World Resort in Florida and the Disneyland Resort in California. The Walt Disney World Resort includes four theme parks (the Magic Kingdom, Epcot, Disney's Hollywood Studios and Disney's Animal Kingdom); 18 resort hotels; a retail, dining and entertainment complex; a sports complex; conference centers; campgrounds; water parks; and other recreational facilities. The Disneyland Resort includes two theme parks (Disneyland and Disney California Adventure), three resort hotels and a retail, dining and entertainment complex. Internationally, the Company manages and has an 81% effective ownership interest in Disneyland Paris, which includes two theme parks (Disneyland Park and Walt Disney Studios Park); seven themed hotels; two convention centers; a shopping, dining and entertainment complex; and a 27-hole golf facility. The Company manages and has a 47% ownership interest in Hong Kong Disneyland Resort, which includes one theme park and two resort hotels. The Company has a 43% ownership interest in Shanghai Disney Resort, which opened on June 16, 2016, and a 70% ownership interest in the management company of Shanghai Disney Resort. The Company also earns royalties on revenues generated by the Tokyo Disneyland Resort, which includes two theme parks (Tokyo Disneyland and Tokyo DisneySea) and three Disney-branded hotels, and is owned and operated by an unrelated Japanese corporation. The Company manages and markets vacation club ownership interests through the Disney Vacation Club; operates the Disney Cruise Line; operates the Adventures by Disney guided group vacations business; and owns and manages Aulani, a hotel and vacation club resort in Hawaii. The Company's Walt Disney Imagineering unit designs and develops theme park concepts and attractions as well as resort properties.

Studio Entertainment

        The Company produces and acquires live-action and animated motion pictures for worldwide distribution to the theatrical, home entertainment and television markets. The Company distributes these products through its own distribution and marketing companies in the U.S. and both directly and through independent companies and joint ventures in foreign markets primarily under the Walt Disney Pictures, Pixar, Marvel, Lucasfilm, Touchstone and UTV banners. The Company also produces stage plays and musical recordings, licenses and produces live entertainment events and provides visual and audio effects and other post-production services.

Consumer Products & Interactive Media

        The Consumer Products & Interactive Media segment engages with licensees, publishers and retailers throughout the world to design, develop, publish, promote and sell a wide variety of products based on the Company's intellectual property through its Merchandise Licensing, Publishing and Retail businesses. The Interactive Media business creates and delivers branded entertainment and lifestyle content across interactive media platforms. In addition to leveraging the Company's film and television properties, this segment also develops new intellectual property, which can be used across the Company's businesses.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

        These general corporate purposes may include, among others:

  •
  to repay our indebtedness and reduce other obligations;

  •
  to fund share repurchases;

  •
  to fund dividend payments;

  •
  to fund investments in, or extensions of credit or contributions to, our subsidiaries; and

  •
  to fund acquisitions.

Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries at the time of issuance and the availability of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended
			Fiscal Year Ended,
	April 2, 2016	March 28, 2015
			2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)(2)	21.7X	21.2X	21.8X	19.3X	14.4X	11.9X	11.1X

(1)
We calculated our ratio of earnings to fixed charges by dividing income from continuing operations (including gains on sales of equity investments and businesses) before equity in the income of investees and income taxes, plus (a) fixed charges, excluding capitalized interest, (b) amortization of capitalized interest, and (c) distributed income of equity investees, by fixed charges. Fixed charges consist of interest expense and amortization of all discounts and premiums on all indebtedness, capitalized interest, and that portion of rental expense that management believes is representative of the interest component of rent expense. The ratio does not adjust for interest on unrecognized tax benefits that are recorded as a component of income tax expense.

(2)
Our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

        We, directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, the following types of securities:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

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  shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

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  shares of our common stock;

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  warrants to purchase any of the other securities that may be sold under this prospectus;

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  purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

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  any combination of these securities, individually or as units.

        We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale, and the securities offered hereby may be convertible into or exercisable or exchangeable for other securities offered hereby. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

 DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations, which we refer to as "senior debt securities," or our subordinated obligations, which we refer to as "subordinated debt securities." The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations or junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

        Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an "indenture" and they are referred to collectively as the "indentures." Each trustee is referred to individually as a "trustee" and the trustees are collectively referred to as the "trustees."

        The following summary of selected provisions of the indentures and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement, the form of the applicable debt securities and the applicable indenture, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described under "Where You Can Find More Information" in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable debt securities and indenture, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to "Disney," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities or the related indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued debt securities. The debt securities of each series will be our direct, unsecured obligations.

        The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

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  the title of the series of debt securities;

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  any limit on the aggregate principal amount of debt securities of the series;

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  whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

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  any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

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  the price or prices at which the debt securities of the series will be issued;

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  whether the debt securities of the series will be senior debt securities or subordinated debt securities;

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  the person to whom any interest will be payable on any registered securities of the series, if other than the person in whose name the registered security is registered at the close of business on the regular record date for the payment of interest;

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  the manner in which, and the person to whom, any interest on any bearer securities of the series, will be payable, if other than upon presentation and surrender of the coupons relating to the bearer security, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

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  the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

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  the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

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  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

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  the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

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  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

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  our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

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  our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

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  the denominations in which any registered securities of the series are to be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000 and $100,000;

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  the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

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  if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity thereof pursuant to an event of default;

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  if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder who is a United States alien in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the applicable indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

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  whether the debt securities of the series are convertible or exchangeable into other securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

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  if applicable, any special terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount, if any, will accrue;

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  whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

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  whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the provisions described below under "—Defeasance and Discharge" and, unless otherwise expressly provided in the applicable pricing supplement, such provisions will apply to the debt securities of the series;

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  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

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  any special United States federal income tax considerations applicable to the debt securities of the series; and

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  any other terms of the debt securities of the series.

        The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-United States holders or denominated in a currency other than United States dollars will be set forth in the applicable prospectus supplement.

        The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus.

Subordination Provisions Relating to Subordinated Debt

        Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the subordinated debt securities will be issued under the subordinated debt securities indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt securities indenture, to all of our "senior indebtedness," which is defined below.

        If:

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  we default in the payment of any principal of, or premium, if any, or interest on any senior indebtedness when it becomes due and payable after any applicable grace period, and the default is continuing;

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  there is any other default in respect of our senior indebtedness which has occurred and is continuing which would permit the senior indebtedness to be accelerated;

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  there is any judicial proceeding pending regarding any default in respect of our senior indebtedness; or

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  the subordinated debt securities of the series are accelerated,

then, unless and until the event of default is cured or waived or ceases to exist, any such acceleration is rescinded or annulled or any judicial proceeding is terminated, we cannot make any payment on account of or acquire the subordinated debt securities prior to the repayment in full of our outstanding senior indebtedness. Nevertheless, holders of subordinated debt securities may still receive and retain payments made:

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  from a trust of the type described in "—Discharge and Defeasance" below;

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  in our capital stock; or

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  in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

        If there is any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up, assignment of Disney for the benefit of our creditors, marshalling of our assets and liabilities, or other similar proceeding, whether or not voluntary, relating to us, our creditors or our assets, then all senior indebtedness must be paid in full or otherwise provided for before any payment may be made to any holders of subordinated debt securities other than payments made

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  from a trust of the type described in "—Discharge and Defeasance" below;

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  in our capital stock; or

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  in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

        The subordinated debt securities indenture trustee and the holders of subordinated debt securities must return and deliver any payments of cash, property or securities received by them, other than any permitted payments described above, to the trustee or other paying agent for application to the payment of all senior indebtedness until all senior indebtedness is paid in full. The subordination provisions of the indenture do not apply to payments to the trustee for compensation, expense reimbursement and indemnity.

        Unless otherwise specified in the applicable prospectus supplement with respect to a series of subordinated debt securities issued under the subordinated debt securities indenture, "senior indebtedness" under the subordinated debt securities indenture means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder against the bankruptcy or any other insolvency estate of Disney) and any other amounts due on or in connection with any of the following indebtedness, incurred, assumed or guaranteed by us, whether or not outstanding on the date we issue any series of subordinated debt securities (including renewals, extensions and refundings of these obligations):

          (1)   our obligations for borrowed money;

          (2)   our obligations evidenced by bonds, debentures, notes or other similar instruments;

          (3)   our obligations in respect of letters of credit and performance bonds;

          (4)   our capital lease obligations;

          (5)   all obligations of the type referred to in clauses (1) through (4) of other persons secured by a lien on any of our assets, whether or not we have assumed those obligations; and

          (6)   all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor or guarantor.

        However, senior indebtedness does not include:

          (a)   any indebtedness, including other series of debt securities issued under the subordinated debt securities indenture, created or evidenced by or outstanding pursuant to an instrument that expressly provides that the indebtedness is subordinated to any other indebtedness of ours, unless that indebtedness expressly provides that it will be senior to the subordinated debt securities of the series;

          (b)   any indebtedness that by its terms states that it will not be senior in right of payment to the subordinated debt securities of the series; and

          (c)   any indebtedness of ours to any of our affiliates or subsidiaries.

        The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

        We may issue senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities under the subordinated debt securities indenture. The subordination provisions applicable to these debt securities will be described in the applicable prospectus supplement.

Consequences of Holding Company Status

        Our operations are conducted almost entirely through subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

Form, Exchange, Registration and Transfer

        The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "—Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and bearer securities will be issuable in denominations of $5,000 and $100,000.

        Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the applicable indenture, bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of that series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to the date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities may not be issued in exchange for registered securities.

        Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the registrar) a transfer agent in a place of payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption of debt securities of any series, we will not be required to:

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  issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on

  •
  if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

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  if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

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  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

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  exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and of like tenor and principal amount that is simultaneously surrendered for redemption.

Covenants

        Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of secured or unsecured indebtedness that may be incurred by us and our subsidiaries or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if, in the case of a consolidation, merger or transfer or lease of our assets substantially as an entirety, the applicable transaction complies with the provisions described below under "—Mergers and Sales of Assets." In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See "—Mergers and Sales of Assets."

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States designated by us from time to time, or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, any payment of interest on any bearer securities will be made only against surrender of the coupon relating to the interest installment.

        Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities and as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities (subject to any limitations described in any applicable prospectus supplement) which are issuable as bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described in the applicable indenture, but not otherwise), and (ii) a paying agent in a place of payment located outside the United States where debt securities of that series and any related coupons may be presented and surrendered for payment.

        All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to its nominee or successor of the depositary or a nominee of such successor. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Mergers and Sales of Assets

        Each indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable debt securities and the applicable indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default under such indenture (any such event, a "default") shall have occurred or be continuing under the applicable indenture and (iii) we deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which we are merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, us under the applicable indenture and we will be discharged from all obligations under such indenture and the debt securities issued thereunder, except in the case of a lease of our properties and assets substantially as an entirety.

Events of Default

        Each indenture provides that if an event of default (other than an event of default described in clause (d) of the next paragraph) occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Each indenture further provides that, if an event of default described in clause (d) of the next paragraph occurs and is continuing with respect to a series of debt securities, the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series shall become and be immediately due and payable, without any declaration or other act on the part of the trustee or the holders of any debt securities of that series. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind an acceleration of the debt securities of such series and its consequences.

        Under each indenture, unless otherwise specified with respect to a series of debt securities in the applicable prospectus supplement, the following events will constitute an event of default with respect to a series of debt securities:

          (a)   default in payment of any principal of or premium, if any, on any debt security of the series when due;

          (b)   default in payment of any interest on any debt security of the series when due, continuing for 30 days;

          (c)   failure by us to comply with our other agreements in the debt securities of the series or the applicable indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

          (d)   specified events of bankruptcy or insolvency with respect to us; and

          (e)   any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

        The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

        The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series, provided that the applicable trustee may refuse to follow any direction that conflicts with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities of that series, unless

          (a)   the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

          (b)   the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

          (c)   the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

          (d)   the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

          (e)   the trustee has failed to comply with the request within the 60-day period.

        Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of such debt security or coupon on the date or dates specified for payment in the debt security or coupon (or, in the case of redemption, on the applicable redemption date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) a default in the payment of any principal of, or premium, if any, or interest on, any debt security of the series when due, or (ii) a default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in "—Modification and Waiver" below.

        Each indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

        The indentures permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

  •
  to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

  •
  to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities or any series thereof, or to surrender any right or power conferred in the applicable indenture upon us;

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  to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

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  to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

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  to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

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  to cure any ambiguity, defect or inconsistency;

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  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

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  to secure the debt securities; or

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  to make any other change that does not adversely affect the rights of any holder of the debt securities in any material respect.

        Each indenture also permits us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, such indenture with respect to such series of debt securities or modify in any manner the rights of the holders of the debt securities of such series and any related coupons under such indenture, and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series under such indenture may, by written consent, waive compliance by us with any provision of such indenture (but solely insofar as such provision relates to the debt securities of such series) or any provision of the debt securities of such series; provided, however, that no such supplemental indenture or waiver shall, without the written consent of the holder of each outstanding debt security under such indenture affected thereby:

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  change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof;

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  reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity thereof;

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  change the place or currency of payment of principal and premium, if any, or interest, if any, on any such debt security;

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  impair the right to institute suit for the enforcement of any such payment on any such debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

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  reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend such indenture or to waive compliance with certain provisions thereof or certain defaults thereunder with respect to the debt securities of such series;

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  modify any of the provisions of such indenture described in this paragraph except to increase the percentage of outstanding debt securities of such series required for such actions or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

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  in the case of subordinated debt securities, amend or modify any of the provisions of such indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

Discharge and Defeasance

        Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge our obligations thereunder (subject to limited exceptions) with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities of such series have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay to the date of deposit (in the case of debt securities of such series which have become due and payable) or to the stated maturity or redemption date, as the case may be, all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

        In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

          (a)   be discharged from our obligations (subject to exceptions) in respect of the debt securities of a series ("defeasance and discharge"), or

          (b)   cease to comply with specified covenants insofar as they relate to the debt securities of a series ("covenant defeasance"), including those described under "—Mergers and Sales of Assets";

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

            (i)  sufficient funds in the currency or currency unit in which the debt securities of that series are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series, or

           (ii)  that amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

        The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable United States federal income tax law.

        Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, subject to certain exceptions (including for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities), and should look to the deposited funds or obligations for payment. In the case of covenant defeasance of the debt securities of any series, we will no longer be required to comply, solely insofar as relates to the debt securities of that series, with the covenants as to which covenant defeasance has occurred and a failure to comply with those covenants shall thereafter not constitute a default or event of default with respect of the debt securities of that series.

The Trustees under the Indentures

        The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee is required to exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs

Applicable Law

        The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

        We may issue, from time to time, shares of one or more series or classes of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our charter, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our charter, bylaws and the relevant certificate of designation.

General

        Under our charter, we have the authority to issue 100,000,000 shares of preferred stock. Our Board of Directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

        Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

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  the designation of the shares and the number of shares that constitute the series;

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  the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

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  the dividend periods (or the method of calculation thereof);

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  the voting rights of the shares;

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  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

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  whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

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  whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

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  whether depositary shares representing shares of the series of preferred stock will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see "Description of Depositary Shares" below);

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  whether the shares of the series of preferred stock will be listed on a securities exchange;

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  any special United States federal income tax considerations applicable to the series; and

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  the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

        Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

        Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless (i) if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period. However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

        The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

        No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

        No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

        Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

        The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

        Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

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  increase or decrease the aggregate number of authorized shares of that class;

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  increase or decrease the par value of the shares of that class; or

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  alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

        If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

        The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

        When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

        The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder.

Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus.

        The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions therein of certain terms.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. We will not issue any partial shares of preferred stock. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Conversion or Exchange of Preferred Stock

        If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Limitations on Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

        In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

        The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF COMMON STOCK

        We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our charter, bylaws and the applicable prospectus supplement.

Authorized Shares

        Under our charter, we have the authority to issue 4,600,000,000 shares of common stock.

Dividends

        Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments will be described in the applicable prospectus supplement.

Voting Rights

        Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of common stock possess all voting power. Our charter does not provide for cumulative voting for the election of directors. As a result, under the Delaware General Corporation Law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all the directors of Disney then standing for election and holders of the remaining shares will not be able to elect any director. Directors are elected by a majority of votes cast at the annual meeting of stockholders, unless the election is contested, in which case directors are elected by a plurality of votes cast. A majority of votes cast means that the numbers of shares voted "for" a director exceeds the number of votes cast "against" that director.

        If an incumbent director in an uncontested election does not receive a majority of votes cast for his or her election, the director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within ninety (90) days of the date of the certification of election results.

Liquidation Rights

        Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

        Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous

        All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

        Broadridge Corporate Issuer Solutions Inc. is the principal transfer agent and registrar for the common stock.

Certain Anti-takeover Effects

        General.    Certain provisions of our charter and the Delaware General Corporation Law (the "DGCL") could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter and the DGCL.

        Our bylaws permit adoption of a stockholder rights plan, rights agreement or any other form of distribution to stockholders which is designed to or has the effect of making an acquisition of large holdings of our shares of common stock more difficult or expensive if, but only if, approved by a majority of the Board of Directors including a majority of independent directors. The bylaw requires that any such plan terminate within one year following the date of adoption unless the plan has been ratified by stockholders or extended by further votes of the Board of Directors. Our Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our Board of Directors expressly reserves the right to introduce these measures in the future.

        Business Combinations.    Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our charter nor our bylaws contains a provision electing to "opt-out" of Section 203.

        Advance Notice Requirements.    Stockholders wishing to nominate persons for election to our Board of Directors at an annual meeting or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements set forth in our bylaws. Likewise, if our Board of Directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other requirements set forth in our bylaws.

        Proxy Access.    Our bylaws permit a qualified stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of the total voting power of our outstanding shares of capital stock entitled to vote in the election of directors. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws is generally 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered.

        Notice of a nomination under our proxy access bylaw provisions must generally be submitted to our secretary at our principal executive offices no earlier than 150 days and no later than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice must contain certain information specified in our bylaws.

        Special Meetings.    Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. Our charter provides that special meetings of stockholders may only be called by our Board of Directors, the Chairman of our Board of Directors, the Chief Executive Officer, or, solely to the extent and subject to the conditions provided in our bylaws, by the Secretary of the Company at the written request in proper form of one or more stockholders who have continuously held as stockholders of record "Net Long Shares" (as defined in the bylaws) representing in the aggregate at least twenty-five percent (25%) of the outstanding shares of our common stock for at least one year prior to the date such request is delivered to the Secretary.

        Board Vacancies.    Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

        Additional Authorized Shares of Capital Stock.    The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

DESCRIPTION OF WARRANTS

        We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

        The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

        The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

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  the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

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  the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

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  the procedures and conditions relating to the exercise of the warrants;

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  the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

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  the offering price of the warrants, if any;

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  the currency or currencies in which such warrants are exercisable;

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  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

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  a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

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  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  call provisions of the warrants, if any;

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  antidilution provisions of the warrants, if any; and

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  any other material terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

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  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

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  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

        The prospectus supplement will describe, among other things, the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States Federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe, among other things:

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  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  if appropriate, any special United States Federal income tax considerations applicable to the units; and

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  any material provisions of the governing unit agreement that differ from those described above.

        The terms and conditions described under "Description of Debt Securities," "Description of Preferred Stock," "Description of Depositary Shares," "Description of Common Stock," "Description of Warrants" and "Description of Purchase Contracts" will apply to any debt securities, preferred stock, depositary shares, common stock, warrants or purchase contracts, as applicable, included in each unit, unless otherwise specified in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Securities offered hereby may also be issued upon conversion, exercise or exchange of other securities offered hereby. We also reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. In this case, no underwriters, dealers or agents would be involved.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. The consideration for these securities may be cash or another form negotiated by the parties. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the offered debt securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered debt securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

        In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

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  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the New York Stock Exchange (if applicable), in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

        If so indicated in an applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

        One or more of the underwriters, agents or dealers, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our filings are also available on the Securities and Exchange Commission's website on the Internet at http://www.sec.gov. This information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission in Washington, D.C.

        Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

        We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We incorporate by reference the following documents that we have previously filed with the Securities and Exchange Commission (other than information in such documents that is deemed not to be filed):

          (a)   Annual Report on Form 10-K for the fiscal year ended October 3, 2015, filed on November 25, 2015;

          (b)   Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2016, filed on February 9, 2016, and the Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2016, filed on May 10, 2016;

          (c)   The information in our proxy statement filed on January 15, 2016, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the year ended October 3, 2015; and

          (d)   Current Reports on Form 8-K, filed on January 8, 2016, January 11, 2016, March 4, 2016, March 14, 2016, April 5, 2016; June 29, 2016 and July 11, 2016.

        We also are incorporating by reference all future documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities made hereby (other than information in and exhibits to such documents that are deemed not to be filed). The most recent information that we file with the Securities and Exchange Commission automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Associate General Counsel and Assistant Secretary; telephone number (818) 560-1000. You should not assume that the information in this prospectus, any document incorporated by reference herein, or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

        Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by White & Case LLP, New York, New York. Sidley Austin LLP, San Francisco, California, will act as counsel for any agents or underwriters. Sidley Austin LLP from time to time represents us in connection with certain unrelated legal matters.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended October 3, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000 Floating Rate Notes Due 2020
$750,000,000 1.800% Notes Due 2020
$750,000,000 2.950% Notes Due 2027

PRICING SUPPLEMENT

Joint Book-Running Managers

Deutsche Bank Securities
Goldman Sachs & Co. LLC
Credit Suisse
Mizuho Securities
RBC Capital Markets

Co-Managers

BNY Mellon Capital Markets, LLC
ICBC Standard Bank
Loop Capital Markets
Santander
The Williams Capital Group, L.P.

Junior Co-Managers

Academy Securities
CastleOak Securities, L.P.
MFR Securities, Inc.
Mischler Financial Group, Inc.

June 1, 2017